  As filed with the Securities and Exchange Commission on October 16, 1998


                                                   Registration Nos. 333-64335;


                                                                   333-64335-01

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                           -------------------------

                                PRE-EFFECTIVE


                                  AMENDMENT


                                   NO. 1 TO

                                   FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               ------------------

                  BSB BANCORP, INC.                                                  BSB CAPITAL TRUST I
(Exact name of registrant as specified in its charter)              (Exact name of registrant as specified in its charter)
                       Delaware                                                            Delaware
               (State of incorporation)                                            (State of incorporation)
                         6712                                                                6719
(Primary Standard Industrial Classification Code No.)               (Primary Standard Industrial Classification Code No.)
                      16-1327860                                                          16-6479360
         (I.R.S. Employer Identification No.)                                (I.R.S. Employer Identification No.)

                             58-68 Exchange Street
                             Binghamton, NY  13902
                                 (607) 779-2492
  (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)
                                -----------------

                  Larry G. Denniston                                                  Larry G. Denniston
                  BSB Bancorp, Inc.                                                   BSB Capital Trust I
                58-68 Exchange Street                                                58-68 Exchange Street
                Binghamton, NY  13902                                                Binghamton, NY  13902
                    (607) 779-2492                                                      (607) 779-2492

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            -----------------------
                                   Copies to:
                             Stuart G. Stein, Esq.
                             Roger A. Seiken, Esq.
                             Hogan & Hartson L.L.P.
                          555 Thirteenth Street, N.W.
                            Washington, D.C.  20004
                                 (202) 637-5600

         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.
                             --------------------




         The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

               SUBJECT TO COMPLETION, DATED  OCTOBER 16, 1998

PROSPECTUS
                              BSB CAPITAL TRUST I

                             OFFER TO EXCHANGE ITS

                       8.125% EXCHANGE CAPITAL SECURITIES

           (LIQUIDATION AMOUNT $1,000 PER EXCHANGE CAPITAL SECURITY)
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF ITS OUTSTANDING

                       8.125% ORIGINAL CAPITAL SECURITIES

           (LIQUIDATION AMOUNT $1,000 PER ORIGINAL CAPITAL SECURITY) FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

                               BSB BANCORP, INC.

       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,

             NEW YORK CITY TIME ON NOVEMBER 20, 1998, UNLESS EXTENDED.


         BSB Capital Trust I, a trust formed under the laws of the state of Delaware (the "Trust"), hereby offers, upon the terms and subject to the conditions set forth in this prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying
Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $30,000,000 aggregate Liquidation Amount of its 8.125% Exchange Capital Securities (the "Exchange Capital Securities"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus constitutes a part, for a like Liquidation Amount of its outstanding 8.125% Capital
Securities (the "Original Capital Securities"), of which $30,000,000 aggregate Liquidation Amount are issued and outstanding. Pursuant to the Exchange Offer, BSB Bancorp, Inc., a Delaware-chartered bank holding company (the "Company" or "BSB Bancorp"), is also offering to exchange (i) its guarantee of payments of cash distributions and payments on liquidation of the Trust or redemption of the Original Capital Securities (the "Original Guarantee") for a like guarantee in respect of the Exchange Capital Securities (the "Exchange Guarantee") and
(ii) $30,000,000 aggregate principal amount of its 8.125% Junior Subordinated Deferrable Interest Debentures due July 31, 2028 (the "Original Junior Subordinated Debentures") for
                                                        (Continued on next page)


         This Prospectus and the Letter of Transmittal are first being mailed to all holders of Original Capital Securities on or about October 20, 1998.


         SEE "RISK FACTORS" BEGINNING ON PAGE 10 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY HOLDERS IN DECIDING WHETHER TO TENDER ORIGINAL CAPITAL SECURITIES FOR EXCHANGE CAPITAL SECURITIES IN THE EXCHANGE OFFER.

 THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK
        AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION
                       OR ANY OTHER GOVERNMENTAL AGENCY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                    THIS PROSPECTUS.  ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this Prospectus is October   , 1998.

(Continued from the previous page)

like aggregate principal amount of its 8.125% Exchange Junior Subordinated Deferrable Interest Debentures due July 31, 2028 (the "Exchange Junior Subordinated Debentures"), which Exchange Guarantee and Exchange Junior Subordinated Debentures also have been registered under the Securities Act.
The Original Capital Securities, the Original Guarantee and the Original Junior Subordinated Debentures are collectively referred to herein as the "Original Securities" and the Exchange Capital Securities, the Exchange Guarantee and the Exchange Junior Subordinated Debentures are collectively referred to herein as the "Exchange Securities."

         The terms of the Exchange Securities are identical in all material respects to the respective terms of the Original Securities, except that (i) the Exchange Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Original Securities, (ii) the Exchange Capital Securities will not provide for any increase in the Distribution rate thereon, and (iii) the Exchange Junior Subordinated Debentures will not provide for any liquidated damages thereon. See "Description of Exchange Securities" and "Description of Original Securities." The Exchange Capital Securities are being offered for exchange in order to satisfy certain obligations of the Company and the Trust under the Registration Rights Agreement, dated July 24, 1998 (the "Registration Rights Agreement") among the Company, the Trust and Keefe, Bruyette & Woods, Inc. (the "Initial Purchaser"). In the event that the Exchange Offer is consummated, any Original Capital Securities that remain outstanding after consummation of the Exchange Offer and the Exchange Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement.

         The Exchange Capital Securities and the Original Capital Securities (together, the "Capital Securities") represent preferred undivided beneficial interests in the assets of the Trust. The Company is the holder of all of the common undivided beneficial interests in the assets of the Trust represented by common securities of the Trust (the "Common Securities," and together with the Capital Securities, the "Trust Securities"). Bankers Trust Company is the Property Trustee (the "Property Trustee") of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in the Junior Subordinated Debentures. The Exchange Junior Subordinated Debentures will mature on July 31, 2028 (the "Stated Maturity Date"). The Exchange Capital Securities will have a preference over the Common Securities under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of Exchange Securities -- Description of Exchange Capital Securities -- Subordination of Common Securities."

         As used herein, (i) the "Indenture" means the Junior Subordinated Indenture, dated as of July 24, 1998, as amended and supplemented from time to time, between the Company and Bankers Trust Company, as trustee (the "Debenture Trustee"), relating to the Junior Subordinated Debentures, (ii) the "Trust Agreement" means the Amended and Restated Trust Agreement, among the Company, as Depositor, Bankers Trust Company, as Property Trustee, Bankers Trust Company (Delaware), as Delaware Trustee (the "Delaware Trustee," and collectively, with the Property Trustee, the "Trustees"), and the Administrators named therein, and (iii) the "Guarantee" means the Guarantee Agreement, between the Company and Bankers Trust Company, as Guarantee Trustee (the "Guarantee Trustee"). In addition, as the context may require, (i) "Junior Subordinated Debentures" includes the Original Junior Subordinated Debentures and the Exchange Junior Subordinated Debentures and (ii) "Guarantee" includes the Original Guarantee and the Exchange Guarantee.

         Holders of the Trust Securities will be entitled to receive preferential cumulative cash distributions arising from the payment of interest on the Exchange Junior Subordinated Debentures, accumulating from July 24, 1998, and payable semi-annually in arrears on January 31 and July 31 of each year, commencing January 31, 1999, at the annual rate of 8.125% of the Liquidation Amount of $1,000 per Trust Security ("Distributions"). The Company has the right to defer payment of interest on the Exchange Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10





                                      (ii)
consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity Date of the Exchange Junior Subordinated Debentures. No interest shall be due and payable during any Extension Period, except at the end thereof. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Exchange Junior Subordinated Debentures are so deferred, Distributions on the Exchange Capital Securities will also be deferred and the Company will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Company's capital stock or with respect to debt securities of the Company that rank pari passu in all respects with or junior to the Exchange Junior Subordinated Debentures. During an Extension Period, interest on the Exchange Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Exchange Capital Securities are entitled will accumulate) at a rate equal to 8.125%, compounded semi-annually, and holders of Exchange Capital Securities will be required to accrue interest income for United States federal income tax purposes. See "Description of Exchange Securities -- Description of Exchange Junior Subordinated Debentures -- Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

         The Company has, through the Exchange Guarantee, the Trust Agreement, the Exchange Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guaranteed all of the Trust's obligations under the Exchange Capital Securities as described below. See "Relationship Among the Exchange Capital Securities, the Exchange Junior Subordinated Debentures and the Exchange Guarantee -- Full and Unconditional Guarantee." The Exchange Guarantee guarantees payments of Distributions and payments upon liquidation of the Trust or redemption of the Exchange Capital Securities, but in each case only to the extent of funds held by the Trust, as described herein. See "Description of Exchange Securities -- Description of Exchange Guarantee." If the Company does not make payments on the Exchange Junior Subordinated Debentures, the Trust may not have sufficient funds to pay Distributions on the Exchange Capital Securities. The Exchange Guarantee does not cover payment of Distributions when the Trust does not have sufficient funds to pay such Distributions. In such event, a holder of Exchange Capital Securities may institute a legal proceeding directly against the Company to enforce payment of such Distributions to such holder. See "Description of Exchange Securities -- Description of Exchange Junior Subordinated Debentures -- Enforcement of Certain Rights by Holders of Exchange Capital Securities." The obligations of the Company under the Exchange Guarantee and the Exchange Capital Securities are subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of Exchange Securities -- Description of Exchange Junior Subordinated Debentures -- Subordination") of the Company. See "Risk Factors -- Ranking of Subordinated Obligations under the Exchange Guarantee and the Exchange Junior Subordinated Debentures."

         The Exchange Capital Securities are subject to mandatory redemption
(i) in whole, but not in part, upon repayment of the Exchange Junior Subordinated Debentures on the Stated Maturity Date or their earlier redemption in whole upon the occurrence of a Tax Event, an Investment Company Event or a Capital Treatment Event (each as defined herein) and (ii) in whole or in part at any time on or after July 31, 2008 contemporaneously with the optional redemption by the Company of the Exchange Junior Subordinated Debentures in whole or in part. The Exchange Junior Subordinated Debentures are redeemable prior to maturity at the option of the Company (i) on or after July 31, 2008, in whole at any time or in part from time to time, or (ii) in whole, but not in part, at any time within 90 days following the occurrence and continuation of a Tax Event, Investment Company Event or Capital Treatment Event, in each case at a redemption price set forth herein, plus the accrued and unpaid interest on the Exchange Junior Subordinated Debentures so redeemed to the date fixed for redemption. The ability of the Company to exercise its rights to redeem the Exchange Junior Subordinated Debentures or to cause the redemption of the Exchange Capital Securities prior to the Stated Maturity Date may be subject to prior regulatory approval by the Federal Reserve, if then required under applicable Federal Reserve capital guidelines or policies. See "Description of Exchange Securities -- Description of Capital Securities --





                                     (iii)

Liquidation Distribution Upon Dissolution" and "Description of Exchange Securities -- Description of Exchange Junior Subordinated Debentures -- Redemption."

         The holders of the outstanding Common Securities have the right at any time to dissolve the Trust and, after satisfaction of liabilities of creditors of the Trust as required by applicable law, to cause the Exchange Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in dissolution of the Trust.

         In the event of dissolution of the Trust, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Exchange Capital Securities will be entitled to receive a Liquidation Amount of $1,000 per Exchange Capital Security plus accumulated and unpaid Distributions thereon to the date of payment, subject to certain exceptions, which may be in the form of a distribution of such amount in Exchange Junior Subordinated Debentures. See "Description of Exchange Securities -- Description of Exchange Capital Securities -- Liquidation Distribution Upon Dissolution."

         THE EXCHANGE CAPITAL SECURITIES MAY BE TRANSFERRED ONLY IN A BLOCK HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000 (100 EXCHANGE CAPITAL SECURITIES). ANY TRANSFER OF EXCHANGE CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH EXCHANGE CAPITAL SECURITIES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF DISTRIBUTIONS ON SUCH EXCHANGE CAPITAL SECURITIES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH EXCHANGE CAPITAL SECURITIES.

                          ----------------------------

         The Trust is making the Exchange Offer of the Exchange Capital Securities in reliance on the position of the staff of the Division of Company Finance (the "Staff") of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Company nor the Trust has sought its own interpretive letter and there can be no assurance that the Staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff of the Commission, and subject to the two immediately following sentences, the Company and the Trust believe that Exchange Capital Securities issued pursuant to this Exchange Offer in exchange for Original Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. However, any holder of Original Capital Securities who is an "affiliate" of the Company or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Capital Securities, or any broker-dealer who purchased Original Capital Securities from the Trust to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the Staff of the Commission set forth in the above-mentioned interpretive letters,
(ii) will not be permitted or entitled to tender such Original Capital Securities in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described herein, if any broker-dealer holds Original Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Original Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.





                                      (iv)

         Each holder of Original Capital Securities who wishes to exchange Original Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company or the Trust, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. In addition, the Company and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), on behalf of whom such holder holds the Original Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Original Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff of the Commission in the interpretive letters referred to above, the Company and the Trust believe that broker-dealers who acquired Original Capital Securities for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers"), may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Original Capital Securities (other than Original Capital Securities which represent an unsold allotment from the initial sale of the Original Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities acquired by such broker-dealer as a result of market-making activities or other trading activities. The Trust and the Company have agreed that, ending on the close of business on the 180th day following the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Capital Securities received in exchange for Original Capital Securities pursuant to the Exchange Offer must notify the Company or the Trust, or cause the Company or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to Bankers Trust Company (the "Exchange Agent") at the address set forth herein under "The Exchange Offer -- Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Company or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer -- Resales of Exchange Capital Securities."

         In that regard, each Participating Broker-Dealer who surrenders Original Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that upon receipt of notice from the Company or the Trust of the occurrence of any event or the discovery of any fact that makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or that causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of Exchange





                                      (v)

Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Company or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or the Company or the Trust has given notice that the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If the Company or the Trust gives such notice to suspend the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable), it shall extend the 180-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Capital Securities or to and including the date on which the Company or the Trust has given notice that the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

         Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Original Capital Securities. The Exchange Capital Securities will be a new issue of securities for which there currently is no market. Although the Initial Purchaser has informed the Company and the Trust that it currently intends to make a market in the Exchange Capital Securities, it is not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Capital Securities. The Company and the Trust currently do not intend to apply for listing of the Exchange Capital Securities on any securities exchange or for quotation through the Nasdaq Stock Market, Inc.

         Any Original Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Trust Agreement (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Original Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Company nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Original Capital Securities held by them. To the extent that Original Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Original Capital Securities could be adversely affected. See "Risk Factors -- Consequences of a Failure to Exchange Original Capital Securities."

         THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF ORIGINAL CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR ORIGINAL CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.


         Original Capital Securities may be tendered for exchange on or prior to 5:00 p.m., New York City time, on November 20, 1998 (such time on such date being hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Company or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Original Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Original Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Company or the Trust and to the terms and provisions of the Registration Rights Agreement. Original Capital Securities may be tendered in whole or in part having an aggregate Liquidation Amount of not less than $100,000 (100 Original Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Original Capital Security) in excess thereof. The Company has agreed to pay all expenses of the Exchange Offer.
See "The Exchange Offer  --  Fees and Expenses."  Holders of the






                                      (vi)

Original Capital Securities whose Original Capital Securities are accepted for exchange will not receive Distributions on such Original Capital Securities and will be deemed to have waived the right to receive any Distributions on such Original Capital Securities accumulated from and after July 24, 1998. See "The Exchange Offer -- Distributions on the Exchange Capital Securities."

         Neither the Company nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

      NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THIS EXCHANGE OFFER AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE TRUST. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THE TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                          ----------------------------





                                     (vii)

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports (including the Incorporated Documents, as defined below), proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material (including the Incorporated Documents) can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material (including the Incorporated Documents) may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

         The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, the Company's Quarterly Reports on Form 10-Q for the three months ended March 31, 1998 and the three and six months ended June 30, 1998, and the Company's Current Reports on Form 8-K, dated July 23, 1998 and July 29, 1998, all previously filed by the Company with the Commission, are incorporated herein by reference and shall be deemed to be a part hereof. Each document filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of any offering of securities made by this Prospectus shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such document. All such reports and documents filed by the Company with the Commission are referred to herein as the "Incorporated Documents." Any statement contained herein, or in any document all or a portion of which is incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         No separate financial statements of the Trust have been included or incorporated by reference herein. The Company and the Trust do not consider that such financial statements would be material to holders of the Capital Securities because the Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debentures, issuing the Trust Securities and engaging in incidental activities. See "BSB Capital Trust I," "Description of Exchange Securities -- Description of Exchange Capital Securities," "Description of Exchange Securities -- Description of Exchange Junior Subordinated Debentures" and "Description of Exchange Securities -- Description of Exchange Guarantee." In addition, the Company does not expect that the Trust will file reports, proxy statements and other reports under the Exchange Act with the Commission.

         This Prospectus constitutes a part of a registration statement on Form S-4 (the "Registration Statement") filed by the Company and the Trust with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Capital Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                                    SUMMARY

         Reference is made to, and the following summary is qualified in its entirety by, the more detailed information and financial statements, including the notes thereto, contained elsewhere in this Prospectus and in documents incorporated by reference hereto.

                               BSB BANCORP, INC.

         BSB Bancorp, Inc. is the Delaware-chartered bank holding company of BSB Bank and Trust Company (the "Bank"), a New York-chartered commercial bank and trust company headquartered in Binghamton, New York. Through the Bank, the Company offers full service business and retail banking, and trust and investment services throughout the New York State Counties of Broome (Binghamton), Onondaga (Syracuse), Tioga, Chenango, and Chemung. Through its wholly owned subsidiary, BSB Financial Services, Inc., the Bank also offers a complete range of personalized investment services including securities brokerage, annuity and mutual fund sales, and other traditional investment/broker activities. At June 30, 1998, the Company had total assets of $1.8 billion, including $1.3 billion of total loans, total deposits of $1.4 billion and shareholders' equity of $128.3 million.

         The Bank's business strategy is to serve as a community-based commercial bank alternative to large, out-of-market financial institutions. Through its business and retail banking products, and trust and investment services, the Company is seeking to be a major source, if not the single source, of financial products and services for its customers. The Company believes that its relationship to the communities it serves distinguishes the Bank from its competitors, most of which are out-of-market financial institutions. The Bank has served the Binghamton community for over 130 years, and many of the Bank's officers and employees have spent their entire careers in the Binghamton area, including working for competitors which were acquired by or merged with out-of-market financial institutions.

         As a full service commercial banking company, the Bank places particular emphasis on commercial, consumer and real estate loan products, as well as business and retail consumer banking and trust services. The Bank's commercial loans are focused on a diverse group of small and medium-sized businesses in its market area, with an average total lending relationship per commercial borrower of approximately $411,000, at June 30, 1998. The Bank's consumer loans reflect a full range of products, including personal, credit card, home equity, mobile home and indirect auto dealer loans. The Bank also originates real estate loans, including residential and commercial mortgage loans, and also services many of the residential mortgage loans that it sells in the secondary market.

         The Bank serves its retail customers through a variety of delivery platforms, including 13 traditional, full service branches in five counties in southern and central New York State. In addition, the Bank offers telephone banking, personal computer banking, cash management services and 35 automatic teller machines throughout its market area. The Bank also has proprietary in-store banking service centers at 12 area Giant Food Markets. The Company intends to continue to pursue electronic and other customer service delivery channels in an effort to attract more customer deposits and better service its existing customers.

         The Company and the Bank are subject to regulation, examination and supervision by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation ("FDIC") and the New York State Banking Department. The Bank is a member of the Federal Home Loan Bank System, and deposits in the Bank are insured by the FDIC to the maximum extent provided by law. The Company's executive offices and the Bank's home office are located at 58-68 Exchange Street, Binghamton, New York 13902, telephone (607)779-2492.

         For additional information regarding the Company and its financial condition and results of operations, see "BSB Bancorp, Inc.," "Selected Consolidated Financial Data and Other Information" and "Capitalization."

                              BSB CAPITAL TRUST I

         The Trust is a statutory business trust formed under Delaware law pursuant to the Trust Agreement and the filing of a certificate of trust with the Delaware Secretary of State. The Trust's business and affairs are conducted pursuant to the Trust Agreement by the Trustees and the two Administrators who are officers of the Company. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary, advisable or incidental thereto, including the Exchange Offer. Accordingly, the Junior Subordinated Debentures are the sole assets of the Trust and payments under the Junior Subordinated Debentures are the sole source of revenue of the Trust. All of the Common Securities are held by the Company.

                               THE EXCHANGE OFFER


The Exchange Offer  . . . . . . . . . .  Up to $30,000,000 aggregate Liquidation Amount of Exchange Capital Securities are being offered in exchange for a like aggregate Liquidation Amount of Original Capital
                                         Securities.  Original Capital Securities may be tendered for exchange in whole or in part in a Liquidation Amount of $100,000 (100 Original Capital Securities) or any integral multiple of $1,000 (one Original Capital Security) in excess thereof.  The Company and the
                                         Trust are making the Exchange Offer in order to satisfy their obligations under the
                                         Registration Rights Agreement relating to the Original Capital Securities.  For a description of the procedures for tendering Original Capital Securities, see "The Exchange
                                         Offer -- Procedures for Tendering Original Capital Securities."

Expiration Date . . . . . . . . . . . .  5:00 p.m., New York City time, on November 20, 1998 unless the Exchange Offer is extended by the Company and the Trust (in which case the Expiration Date will be the latest date and time to which the Exchange Offer is extended).  See "The Exchange Offer -- Terms of the
                                         Exchange Offer."

Conditions to the Exchange Offer  . . .  The Exchange Offer is subject to certain conditions, which may be waived by the Company and the Trust in their sole discretion.  The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Original Capital Securities being tendered. See "The
                                         Exchange Offer -- Conditions to the Exchange Offer."

Terms of the Exchange Offer . . . . . .  The Company and the Trust reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the
                                         Original Capital Securities, (ii) to terminate the Exchange Offer if certain specified conditions have not been satisfied, (iii) to extend the Expiration Date of the Exchange
                                         Offer and retain all Original Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Original Capital Securities to withdraw their tendered Original Capital Securities, or (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. See "The Exchange Offer -- Terms of the
                                         Exchange Offer."

Withdrawal Rights . . . . . . . . . . .  Tenders of Original Capital Securities may be withdrawn at any time on or prior to the
                                         Expiration Date by delivering a written notice of such withdrawal to the Exchange Agent in conformity

                                         with certain procedures as set forth herein under "The Exchange Offer -- Withdrawal
                                         Rights."

Procedures for Tendering
Original Capital Securities . . . . . .  Certain brokers, dealers, commercial banks, trust companies and other nominees who hold
                                         Original Capital Securities through The Depository Trust Company ("DTC") must effect tenders by book-entry transfer through DTC's Automated Tender Offer Program ("ATOP").
                                         Beneficial owners of Original Capital Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Original Capital Securities pursuant to the Exchange
                                         Offer.  Tendering holders of Original Capital Securities that do not use ATOP must complete and sign a Letter of Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile transmission or hand delivery, together with any other required documents, to the Exchange Agent, either with the certificates of the Original Capital Securities to be tendered or in compliance with the specified procedures for guaranteed delivery of Original Capital Securities.  Tendering holders of
                                         Original Capital Securities that use ATOP will, by so doing, acknowledge that they are bound by the terms of the Letter of Transmittal.  See "The Exchange Offer -- Procedures
                                         for Tendering Original Capital Securities."

                                         Letters of Transmittal and certificates representing Original Capital Securities should not be sent to the Company or Trust.  Such documents should only be sent to the Exchange
                                         Agent.

Resales of Exchange
Capital Securities  . . . . . . . . . .  The Company and the Trust are making the Exchange Offer in reliance on the position of the
                                         Staff of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions.  However, neither the Company nor the Trust has sought its own interpretive letter and there can be no assurance that the Staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties.  Based on these interpretations by the Staff of the
                                         Commission, and subject to the two immediately following sentences, the Company and the
                                         Trust believe that Exchange Capital Securities issued pursuant to this Exchange Offer in exchange for Original Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the
                                         Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution
                                         (within the meaning of the Securities Act) of such Exchange Capital Securities.  However, any holder of Original Capital Securities who is an "affiliate" of the Company or the
                                         Trust or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Capital Securities, or any broker-dealer who purchased the Original Capital
                                         Securities from the Trust to

                                         resell pursuant to Rule 144A or any other available exemption under the Securities Act,
                                         (i) will not be able to rely on the interpretations of the Staff of the Commission set forth in the above-mentioned interpretive letters, (ii) will not be permitted or entitled to tender such Original Capital Securities in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described herein, if any broker-dealer holds Original Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such
                                         Original Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

                                         Each holder of Original Capital Securities who wishes to exchange Original Capital
                                         Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company or the Trust, (ii) any Exchange
                                         Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital
                                         Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act)
                                         of such Exchange Capital Securities.  Each broker-dealer that receives Exchange Capital
                                         Securities for its own account in exchange for Original Capital Securities, where such
                                         Original Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Exchange Act in connection with any resale of such Exchange Capital Securities. See "Plan of Distribution."  The Letter of
                                         Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.  Based on the position taken by the Staff of the Commission in the interpretive letters referred to above, the Company and the Trust believe that
                                         Participating Broker-Dealers who acquired Original Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Original Capital Securities (other than Original Capital
                                         Securities that represent an unsold allotment from the initial sale of the Original
                                         Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital
                                         Securities.  Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of
                                         Exchange Capital

                                         Securities received in exchange for Original Capital Securities where such Original
                                         Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement and to the limitations described herein under "The Exchange Offer -- Resales of Exchange Capital Securities," the Company and the
                                         Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such
                                         Exchange Capital Securities for a period ending 180 days after the Expiration Date
                                         (subject to extension under certain limited circumstances) or, if earlier, when all such
                                         Exchange Capital Securities have been disposed of by such Participating Broker-Dealer. See
                                         "Plan of Distribution."  Any Participating Broker-Dealer who is an "affiliate" of the
                                         Company or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.  See "The Exchange Offer -- Resales of Exchange Capital
                                         Securities."

Exchange Agent  . . . . . . . . . . . .  The Exchange Agent with respect to the Exchange Offer is Bankers Trust Company.  The address, and telephone and facsimile number of the Exchange Agent are set forth in "The
                                         Exchange Offer -- Exchange Agent" and in the Letter of Transmittal.

Use of Proceeds . . . . . . . . . . . .  Neither the Company nor the Trust will receive any cash proceeds from the issuance of the
                                         Exchange Capital Securities offered hereby.  See "Use of Proceeds."

Federal Income Tax Considerations . . .  The exchange of Original Capital Securities for Exchange Capital Securities will not be a taxable exchange for federal income tax purposes, and holders should not recognize any taxable gain or loss or any interest income as a result of such exchange.  See "Certain
                                         Federal Income Tax Consequences -- Exchange of Original Capital Securities."

ERISA Considerations  . . . . . . . . .  Holders of Original Capital Securities should review the information set forth under
                                         "ERISA Considerations" prior to tendering Original Capital Securities in the Exchange
                                         Offer.

                                      THE EXCHANGE CAPITAL SECURITIES

Securities Offered  . . . . . . . . . .  Up to $30,000,000 aggregate Liquidation Amount of Exchange Capital Securities (Liquidation
                                         Amount $1,000 per Exchange Capital Security) will have been registered under the
                                         Securities Act.  The Exchange Capital Securities will be issued and the Original Capital
                                         Securities were issued under the Trust Agreement.  The Exchange Capital Securities and any
                                         Original Capital Securities that remain outstanding after consummation of the Exchange
                                         Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement.  See "Description of
                                         Exchange Securities -- Description of Exchange

                                         Capital Securities -- Voting Rights; Amendment of Trust Agreement."  The terms of the
                                         Exchange Capital Securities are identical in all material respects to the terms of the
                                         Original Capital Securities, except that the Exchange Capital Securities have been registered under the Securities Act, will not be subject to certain restrictions on transfer applicable to the Original Capital Securities and will not provide for any increase in the Distribution rate thereon.  See "The Exchange Offer -- Purpose and Effect of the Exchange Offer," "Description of Exchange Securities" and "Description of Original
                                         Securities."

Distribution Dates  . . . . . . . . . .  January 31 and July 31 of each year, commencing January 31, 1999.

Extension Periods . . . . . . . . . . .  So long as no Debenture Event of Default has occurred and is continuing, Distributions on
                                         Exchange Capital Securities may be deferred for the duration of any Extension Period selected by the Company with respect to the payment of interest on the Exchange Junior
                                         Subordinated Debentures.  No Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity Date.  See "Description of Exchange
                                         Securities -- Description of Exchange Junior Subordinated Debentures -- Option to Extend
                                         Interest Payment Period" and "Certain Federal Income Tax Consequences -- Interest Income
                                         and Original Issue Discount."

Ranking. . . . . . . . . . . . . . . .   The Exchange Capital Securities will rank pari passu, and payments thereon will be made pro rata, with the Original Capital Securities and the Common Securities, except as described under "Description of Exchange Securities -- Description of Exchange Capital
                                         Securities."  The Exchange Junior Subordinated Debentures will rank pari passu with the
                                         Original Junior Subordinated Debentures, and will constitute unsecured and subordinate obligations, junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Indenture.  See "Description of Exchange Securities
                                         --Description of Exchange Junior Subordinated Debentures." The Exchange Guarantee will rank pari passu with the Original Guarantee and will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior
                                         Indebtedness to the extent and in the manner set forth in the Guarantee Agreement.  See
                                         "Description of Exchange Securities -- Description of Exchange Guarantee."  In addition, because the Company is a holding company, the Exchange Junior Subordinated Debentures and the Exchange Guarantee will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, including the deposit liabilities of the Bank.
                                         See "Risk Factors -- Risk Factors Relating to the Company -- Source of Funds for Payment
                                         of Interest" and "Description of Exchange Securities -- Description of Exchange Junior
                                         Subordinated Debenture -- Subordination."

Redemption  . . . . . . . . . . . . . .  The Trust Securities are subject to mandatory redemption (i) in whole, but not in part, on the Stated Maturity Date upon repayment of the Exchange Junior Subordinated Debentures,
                                         (ii)

                                         in whole, but not in part, contemporaneously with the optional redemption at any time by the Company of the Exchange Junior Subordinated Debentures at any time within 90 days following the occurrence and during the continuation of a Tax Event, Investment Company
                                         Event or Capital Treatment Event in each case, subject to possible regulatory approval and
                                         (iii) in whole or in part, at any time on or after July 31, 2008, contemporaneously with the optional redemption by the Company of the Exchange Junior Subordinated Debentures in
                                         whole or in part, in each case at the applicable Redemption Price (as defined herein).
                                         See "Description of Exchange Securities -- Description of Exchange Capital Securities --
                                         Redemption."

Rating  . . . . . . . . . . . . . . . .  The Exchange Capital Securities are not expected to be rated by any rating service and no other security issued by the Company is so rated.

Transfer Restrictions . . . . . . . . .  The Exchange Capital Securities will be issued, and may be transferred, only in blocks having a Liquidation Amount of not less than $100,000 (100 Exchange Capital Securities).
                                         See "Description of Exchange Securities -- Description of Exchange Capital Securities --
                                         Restrictions on Transfer."  Any such transfer of Exchange Capital Securities in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever.

Absence of Market for the
Exchange Capital Securities . . . . . .  The Exchange Capital Securities will be a new issue of securities for which there currently is no market.  Although the Initial Purchaser has informed the Company and the
                                         Trust that it currently intends to make a market in the Exchange Capital Securities, the
                                         Initial Purchaser is not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Capital Securities.  The Trust and the Company do not intend to apply for listing of the Exchange Capital Securities on any securities exchange or for quotation through the Nasdaq Stock Market, Inc. See "Plan of
                                         Distribution."

                                  RISK FACTORS

         For a discussion of the considerations relevant to the exchange of Original Capital Securities for Exchange Capital Securities, see "Risk Factors" beginning on page 10.

           SELECTED CONSOLIDATED FINANCIAL DATA AND OTHER INFORMATION

         The following Selected Balance Sheet Data and Selected Income Statement Data for the years ended December 31, 1997, 1996, 1995, 1994 and 1993 has been derived from consolidated financial statements audited by PricewaterhouseCoopers LLP. All other financial information presented is unaudited. The consolidated financial information is not necessarily indicative of the results for any future period and is qualified in its entirety by the detailed information available in the Company's reports as described under "Available Information."

                                  AT OR FOR THE SIX
                                    MONTHS ENDED
                                      JUNE 30,                             AT OR FOR THE YEAR ENDED DECEMBER 31,
                                -----------------------      --------------------------------------------------------------------
                                   1998         1997           1997          1996           1995           1994          1993
                                ----------  -----------      ---------    ----------     ----------     ----------    -----------
                                      (UNAUDITED)                                    (DOLLARS IN THOUSANDS)
SELECTED BALANCE SHEET DATA:
Total assets                   $ 1,772,640  $ 1,465,726    $ 1,560,571   $ 1,363,120    $ 1,239,036    $ 1,161,901    $ 1,093,436
Total loans                      1,297,498    1,106,891      1,205,797     1,008,540        927,016        865,082        808,101
Investment securities              365,880      281,019        284,988       287,665        247,092        229,863        236,860
Deposits                         1,411,797    1,138,868      1,239,508     1,118,052      1,006,465        962,780        894,293
Borrowings                         210,187      194,894        178,644       120,502         98,949         79,028         79,563
Shareholders' equity               128,266      114,212        120,866       108,729        116,774        106,870        109,186
Allowance for possible
 credit losses                      20,746       17,915         19,207        17,054         14,065         13,354         12,756


SELECTED INCOME STATEMENT DATA:
Total interest income          $    69,922  $    58,693    $   122,380   $   106,252    $    99,034    $    84,924    $    80,854
Total interest expense              36,082       29,618         62,016        52,471         50,421         39,201         35,261
                               -----------   ----------    -----------    ----------    -----------    -----------     ----------
Net Interest income                 33,840       29,075         60,364        53,781         48,613         45,723         45,593
Provision for credit
 losses                              5,704        4,813         10,314         9,971          7,333          3,717          5,580
                               -----------   ----------    -----------    ----------    -----------    -----------     ----------

Net interest income after
 provision for credit losses         28,136       24,262         50,050        43,810         41,280         42,006         40,013
Gains (losses) on sale
 of securities                         (503)         (18)           380         1,208             97            355          1,421
Gains (losses) on sale
 of mortgages                          (380)         (90)          (377)          (34)           (41)          (952)           129
Non-interest income                   3,708        3,003          6,298         8,140          6,672          5,501          4,465
Non-interest expense                 15,424       13,838         28,631        28,045         27,239         25,752         23,952
                               ------------   ----------   ------------    ----------    -----------    -----------     ----------
Income before income
 taxes                               15,537       13,319         27,720        25,079         20,769         21,158         22,076
Income tax expense                    6,023        5,191         10,734         9,875          8,175          8,287          8,680
                               ------------   ----------   ------------    ----------    -----------    -----------     ----------
Net income                           $9,514   $    8,128        $16,986    $   15,204    $    12,594    $    12,871     $   13,396
                               ============   ==========   ============    ==========    ===========    ===========     ==========

PERFORMANCE RATIOS:
Return on average assets               1.15%        1.15%          1.17%         1.19%          1.06%          1.15%          1.27%
Return on average equity              15.22        14.37          14.65         13.49          10.89          11.59          13.14
Net interest rate margin               4.30         4.34           4.39          4.46           4.30           4.30           4.52
Efficiency ratio(1)                   41.08        43.14          42.95         45.29          49.27          50.27          47.85

CREDIT QUALITY RATIOS:
Asset quality ratio(2)                 0.64         0.85           1.01          1.00           1.23           0.96           1.05
Allowance for loan losses
 to total loans                        1.60         1.62           1.59          1.69           1.52           1.54           1.58
Allowance for loan losses
 to non-performing loans             232.29       210.22         148.02        139.59         109.78         169.45         119.65
Net charge-offs to average
 loans                                 0.66         0.74           0.74          0.72           0.72           0.37           0.41

CAPITAL RATIOS:
Average equity to average
 assets                                7.53         8.01           7.98          8.83           9.71           9.94           9.70
Tier 1 risk-based capital
 ratio                                 8.95         9.39           9.18          9.97          11.51          11.80          12.03
Total risk-based capital
 ratio                                10.20        10.78          10.44         11.22          12.76          13.06          13.23
Leverage ratio(3)
                                       7.25         7.86           7.79          8.06           9.28           9.61           9.83

RATIOS OF EARNINGS TO FIXED
CHARGES:(4)
Excluding interest on deposits        3.84x        3.90x          3.75x         5.87x          4.37x          6.14x          5.47x
Including interest on deposits        1.43x        1.45x          1.45x         1.48x          1.41x          1.54x          1.63x

-----------------
(1) Non-interest expense divided by net interest income plus non-interest income.

(2) Non-performing loans and other real estate owned to total assets. Non-performing loans consist of non-accrual loans and accruing loans contractually past due 90 days or more.

(3)   Leverage ratio is Tier 1 capital to average total assets.

(4) For purposes of computing the ratios of earnings to combined fixed charges, earnings represent net income (loss) before extraordinary items and cumulative effect of changes in accounting principles plus applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, include gross interest expense (other than on deposits) and the proportion deemed representative of the interest factor of rent expense, net of income from subleases. Fixed charges, including gross interest on deposits, include all interest expense and the proportion deemed representative of the interest factor of rent expense, net of income from subleases.

                                  RISK FACTORS

         Prospective investors should consider carefully, in addition to the other information contained in this Prospectus, the following factors in connection with the Exchange Offer and the Exchange Capital Securities offered hereby. This Prospectus contains certain forward-looking statements and information relating to the Company that are based on the beliefs of management as well as assumptions made by and information currently available to management. The words "believes," "expects," "may," "will," "should," "projected," "contemplates" or "anticipates" or the negative thereof or other variations thereon or comparable terminology, as they relate to the Company or the Company's management, are intended to identify forward-looking statements. Such statements reflect the current views of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions, including the risk factors described in this Prospectus. No assurance can be given that the future results covered by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results covered in such forward-looking statements. Other factors, such as the general state of the economy, could also cause actual results to vary materially from the future results covered in such forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected, or by other comparable terminology. The Company does not intend to update these forward-looking statements.

RISK FACTORS RELATING TO THE OFFERING

         Ranking of Subordinated Obligations Under the Exchange Guarantee and the Exchange Junior Subordinated Debentures

         The obligations of the Company under the Exchange Guarantee issued by the Company for the benefit of the holders of Exchange Capital Securities and under the Exchange Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness now or hereinafter incurred and are effectively subordinated to the indebtedness and other liabilities of the Company's subsidiaries, including the Bank. See "-- Risk Factors Relating to the Company -- Source of Funds for Payment of Interest." At June 30, 1998, the Company had no outstanding Senior Indebtedness. None of the Indenture, the Guarantee or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Company. See "Description of Exchange Securities -- Description of Exchange Guarantee -- Status of the Exchange Guarantee" and "Description of Exchange Securities -- Description of Exchange Junior Subordinated Debentures -- Subordination."

         The ability of the Trust to pay amounts due on the Exchange Capital Securities is solely dependent upon the Company's making payments on the Exchange Junior Subordinated Debentures as and when required.

         Option to Extend Interest Payment Period; Tax Consequences

         So long as no Event of Default (as defined in the Indenture) has occurred and is continuing with respect to the Exchange Junior Subordinated Debentures (a "Debenture Event of Default"), the Company has the right under the Indenture to defer the payment of interest on the Exchange Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity Date of the Exchange Junior Subordinated Debentures. See "Description of Exchange Securities -- Description of Exchange Junior Subordinated Debentures -- Debenture Events of Default." As a consequence of any such deferral, semi-annual Distributions on the Exchange Capital Securities by the Trust will be deferred during any such Extension Period. Distributions to which holders of the Exchange Capital Securities are entitled will accumulate additional Distributions thereon during any Extension Period at a rate equal to 8.125% per annum, compounded semi-annually from the relevant payment date for such Distributions, computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Additional Distributions payable for each full Distribution period will be computed by dividing the rate per annum by two. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Exchange Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or shareholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period,
(b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any shareholder's rights plan, or the issuance of rights, stock or other property under any shareholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity Date of the Exchange Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at a rate equal to 8.125% per annum, compounded semi-annually), the Company may elect to begin a new Extension Period subject to the above conditions. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Trustees notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Exchange Capital Securities would have been payable but for the election to begin such Extension Period and
(ii) the date the Property Trustee is required to give notice to holders of the Exchange Capital Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee will give notice of the Company's election to begin a new Extension Period to the holders of the Exchange Capital Securities. Subject to the foregoing, there is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of Exchange Securities -- Description of Exchange Capital Securities -- Distributions" and "Description of Exchange Securities -- Description of Exchange Junior Subordinated Debentures -- Option to Extend Interest Payment Period."

         Should an Extension Period occur, a holder of Exchange Capital Securities will continue to accrue income (in the form of original issue discount) for United States federal income tax purposes in respect of its pro rata share of the Exchange Junior Subordinated Debentures held by the Trust (which will include a holder's pro rata share of both the stated interest and de minimis original issue discount, if any, on the Exchange Junior Subordinated Debentures). As a result, a holder of Exchange Capital Securities will include such interest income in gross income for United States federal income tax purposes in advance of the receipt of cash attributable to such original issue discount interest income, and will not receive the cash related to such income from the Trust if the holder disposes of the Exchange Capital Securities prior to the record date for the payment of Distributions with respect to such Extension Period. See "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount" and "-- Sales of Exchange Capital Securities."

         The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Exchange Junior Subordinated Debentures. However, should the Company elect to exercise such right in the future, the market price of the Exchange Capital Securities is likely to be affected. A holder that disposes of its Exchange Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Exchange Capital Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Exchange Capital Securities (which represent preferred undivided beneficial interests in the assets of the Trust) may be more volatile than the market prices of other securities on which original issue discount accrues that are not subject to such deferrals.

         Tax Event, Investment Company Event or Capital Treatment Event
         Redemption

         Upon the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event, the Company has the right to redeem the Exchange Junior Subordinated Debentures in whole, but not in part, at any time within 90 days following the occurrence of such Tax Event, Investment Company Event or Capital Treatment Event and thereby cause a mandatory redemption of the Trust Securities. Any such redemption shall be at a price equal to the liquidation amount of the Trust Securities, together with accumulated Distributions to but excluding the date fixed for redemption. The ability of the Company to exercise its rights to redeem the Exchange Junior Subordinated Debentures prior to the stated maturity may be subject to prior regulatory approval by the Federal Reserve, if then required under applicable Federal Reserve capital guidelines or policies. See "Description of Exchange Securities -- Description of Exchange Junior Subordinated Debentures -- Redemption" and "Description of Exchange Securities -- Description of Capital Securities -- Liquidation Distribution Upon Dissolution."

         A "Tax Event" means the receipt by the Trust of an opinion of counsel to the Company experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after July 24, 1998, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the delivery of such opinion, subject to United States federal income tax with respect to income received or accrued on the Exchange Junior Subordinated Debentures, (ii) interest payable by the Company on the Exchange Junior Subordinated Debentures is not, or within 90 days of the delivery of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes or (iii) the Trust is, or will be within 90 days of the delivery of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges. See "-- Possible Tax Law Changes" for a discussion of certain matters that could give rise to a Tax Event, which may permit the Company to redeem the Exchange Junior Subordinated Debentures prior to July 31, 2008.

         "Investment Company Event" means the receipt by the Trust of an opinion of counsel to the Company experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which change or prospective change becomes effective or would become effective, as the case may be, on or after July 24, 1998.

         A "Capital Treatment Event" means the reasonable determination by the Company that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after July 24, 1998, there is more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the Liquidation Amount of the Capital Securities as "Tier 1 Capital" (or the then equivalent thereof), except as otherwise restricted under the 25% Capital Limitation (as defined herein), for purposes of the risk-based capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company.

         Possible Tax Law Changes

         Prospective investors should be aware that a taxpayer recently filed a petition in the United States Tax Court contesting the proposed disallowance by the IRS of interest deductions that the taxpayer claimed in respect of securities issued in 1993 and 1994 that are, in some respects, similar to the Capital Securities. (Enron Corp. v. Commissioner, Docket No. 6149-98, filed April 1, 1998). It is possible that an adverse decision by the Tax Court concerning the deductibility of such interest could give rise to a Tax Event, which would give the Company the right to redeem the Exchange Junior Subordinated Debentures.

         Exchange of Exchange Capital Securities for Exchange Junior Subordinated Debentures

         The holders of all the outstanding Common Securities have the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, cause the Exchange Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and Common Securities in liquidation of the Trust. The ability of the Company to dissolve the Trust may be subject to prior regulatory approval of the Federal Reserve, if then required under applicable Federal Reserve capital guidelines or policies. See "Description of Exchange Securities -- Description of Exchange Capital Securities -- Liquidation Distribution Upon Dissolution."

         Under current United States federal income tax law and interpretations and assuming, as expected, that the Trust will not be taxable as a corporation, a distribution of the Exchange Junior Subordinated Debentures upon a dissolution of the Trust will not be a taxable event to holders of the Exchange Capital Securities. However, if a Tax Event were to occur that would cause the Trust to be subject to United States federal income tax with respect to income received or accrued on the Exchange Junior Subordinated Debentures, a distribution of the Exchange Junior Subordinated Debentures by the Trust would be a taxable event to the Trust and the holders of the Exchange Capital Securities. See "Certain Federal Income Tax Consequences -- Receipt of Exchange Junior Subordinated Debentures or Cash Upon Dissolution of the Trust."

         Rights Under the Exchange Guarantee

         Bankers Trust Company will act as the trustee under the Exchange Guarantee (the "Guarantee Trustee") and will hold the Exchange Guarantee for the benefit of the holders of the Exchange Capital Securities. Bankers Trust Company will also act as Debenture Trustee for the Exchange Junior Subordinated Debentures and as Property Trustee under the Trust Agreement. Bankers Trust (Delaware) acts as Delaware Trustee under the Trust Agreement. The Exchange Guarantee guarantees to the holders of the Exchange Capital Securities the following payments, to the extent not paid by or on behalf of the Trust: (i) any accumulated and unpaid Distributions required to be paid on the Exchange Capital Securities, to the extent that the Trust has funds on hand available therefor at such time; (ii) the Redemption Price (as defined in "Description of Exchange Securities -- Description of Exchange Capital Securities -- Redemption") with respect to any Exchange Capital Securities called for redemption, to the extent that the Trust has funds on hand available therefor at such time; and (iii) upon a voluntary or involuntary dissolution of the Trust (unless the Exchange Junior Subordinated Debentures are distributed to holders of the Exchange Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust has funds on hand available therefor at such time, and (b) the amount of assets of the Trust remaining available for distribution to holders of the Exchange Capital Securities on dissolution of the

Trust. The Exchange Guarantee is subordinated as described under "-- Ranking of Subordinated Obligations Under the Exchange Guarantee and the Exchange Junior Subordinated Debentures" and "Description of Exchange Securities -- Description of Exchange Guarantee -- Status of the Exchange Guarantee." The holders of not less than a majority in aggregate Liquidation Amount of the outstanding Exchange Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Exchange Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Exchange Guarantee. Any holder of the Exchange Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.


         If the Company were to default on its obligation to pay amounts payable under the Exchange Junior Subordinated Debentures, the Trust may lack funds for the payment of Distributions or amounts payable on redemption of the Exchange Capital Securities or otherwise, and, in such event, holders of the Exchange Capital Securities would not be able to rely upon the Exchange Guarantee for payment of such amounts. Instead, if a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay any amounts payable in respect of the Exchange Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Exchange Capital Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of any amounts payable in respect of such Exchange Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Exchange Capital Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Company will have a right of set-off under the Indenture to the extent of any payment made by the Company to such holder of Exchange Capital Securities in the Direct Action. Except as described herein, holders of Exchange Capital Securities will not be able to exercise directly any other remedy available to the holders of the Exchange Junior Subordinated Debentures or assert directly any other rights in respect of the Exchange Junior Subordinated Debentures. See "Description of Exchange Securities -- Description of Exchange Junior Subordinated Debentures -- Enforcement of Certain Rights by Holders of Exchange Capital Securities," "Description of Exchange Securities -- Description of Exchange Junior Subordinated Debentures -- Debenture Events of Default" and "Description of Exchange Securities -- Description of Exchange Guarantee." The Trust Agreement provides that each holder of Exchange Capital Securities by acceptance thereof agrees to the provisions of the Exchange Guarantee and the Indenture.

         Limited Voting Rights

         Holders of Exchange Capital Securities will have limited voting rights relating generally to the modification of the Exchange Capital Securities and the Exchange Guarantee and the exercise of the Trust's rights as holder of Exchange Junior Subordinated Debentures. Holders of Exchange Capital Securities will not be entitled to appoint, remove or replace the Property Trustee or the Delaware Trustee except upon the occurrence of certain events specified in the Trust Agreement and described herein. The Property Trustee and the holders of all the Common Securities may, subject to certain conditions, amend the Trust Agreement without the consent of holders of Exchange Capital Securities to cure any ambiguity or make other provisions not inconsistent with the Trust Agreement or to ensure that the Trust (i) will not be taxable as a corporation for United States federal income tax purposes or
(ii) will not be required to register as an "investment company" under the Investment Company Act. See "Description of Exchange Securities -- Description of Exchange Capital Securities -- Voting Rights; Amendment of Trust Agreement" and "Description of Exchange Securities -- Description of Exchange Capital Securities -- Removal of Trustees; Appointment of Successors."

         Market Prices

         There can be no assurance as to the market prices for Exchange Capital Securities, or the market prices for Exchange Junior Subordinated Debentures that may be distributed in exchange for Exchange Capital Securities if a dissolution of the Trust occurs. Accordingly, the Exchange Capital Securities or the Exchange Junior Subordinated Debentures that a holder of Exchange Capital Securities may receive on dissolution of the Trust may trade at a discount to the price that the investor paid to purchase the Exchange Capital Securities offered hereby. Because holders of Exchange Capital Securities may receive Exchange Junior Subordinated Debentures on dissolution of the Trust, prospective purchasers of Exchange Capital Securities are also making an investment decision with regard to the Exchange Junior Subordinated Debentures and should carefully review all the information regarding the Exchange Junior Subordinated Debentures contained herein. See "Description of Exchange Securities -- Description of Exchange Capital Securities -- Liquidation Distribution Upon Dissolution" and "Description of Exchange Securities -- Description of Exchange Junior Subordinated Debentures."

         Absence of Public Market


         The Original Capital Securities were issued to, and the Company believes such securities are currently owned by, a relatively small number of beneficial owners. The Original Capital Securities have not been registered under the Securities Act and are subject to restrictions on transferability if they are not exchanged for the Exchange Capital Securities. Although the Exchange Capital Securities may be resold or otherwise transferred by the holders (who are not affiliates of the Company or the Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Exchange Capital Securities may be transferred by the holders thereof only in blocks having a Liquidation Amount of not less than $100,000 (100 Exchange Capital Securities). The Company and the Trust have been advised by the Initial Purchaser that the Initial Purchaser presently intends to make a market in the Exchange Capital Securities. However, the Initial Purchaser is not obligated to do so and any market-making activity with respect to the Exchange Capital Securities may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the Capital Securities, or as to the liquidity of or the trading market for the Exchange Capital Securities. If an active public market does not develop, the market price and liquidity of the Exchange Capital Securities may be adversely affected.

         If a public trading market develops for the Exchange Capital Securities, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the financial condition of the Company and the market for similar securities. Depending on these and other factors, the Exchange Capital Securities may trade at a discount.

         Notwithstanding the registration of the Exchange Capital Securities in the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of the Company or the Trust may publicly offer for sale or resell the Exchange Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act.

         Each broker-dealer that receives Exchange Capital Securities for its own account in exchange for Original Capital Securities, where such Original Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. See "Plan of Distribution."

         Exchange Offer Procedures

         Subject to conditions set forth under "The Exchange Offer -- Conditions to the Exchange Offer," issuance of the Exchange Capital Securities in exchange for Original Capital Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Trust of (i) a book-entry confirmation evidencing the tender of such Original Capital Securities through ATOP or (ii) certificates representing such Original Capital Securities, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and all other required documents. See "The Exchange Offer -- Acceptance for Exchange and Issuance of Exchange Capital Securities" and "The Exchange Offer -- Procedures for Tendering Original Capital Securities." Therefore, holders of the Original Capital Securities desiring to tender such Original Capital Securities in exchange for Exchange Capital Securities should allow sufficient time to ensure timely delivery. Neither the Company nor the Trust is under any duty to give notification of defects or irregularities with respect to the tenders of Original Capital Securities for exchange.

         Trading Characteristics of the Exchange Capital Securities

         The Exchange Capital Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Exchange Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Exchange Junior Subordinated Debentures are deemed to have been issued with
OID) and who disposes of its Exchange Capital Securities between record dates for payments of Distributions thereon will be required to include accrued but unpaid interest on the Exchange Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to its adjusted tax basis in its share of the underlying Exchange Junior Subordinated Debentures deemed disposed of. If the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for U.S. federal income tax purposes. See "Certain Federal Income Tax Considerations -- Interest Income and Original Issue Discount" and "Certain Federal Income Tax Considerations -- Sales of Exchange Capital Securities."

       Consequences of a Failure to Exchange Original Capital Securities

         The Original Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Original Capital Securities that remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Original Capital Securities that remain outstanding will not be entitled to any rights to have such Original Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Company and the Trust do not intend to register under the Securities Act any Original Capital Securities that remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable). To the extent that Original Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Original Capital Securities could be adversely affected.

         The Exchange Capital Securities and any Original Capital Securities that remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. See "Description of Exchange Securities -- Description of Exchange Capital Securities -- Voting Rights; Amendment of the Trust Agreement."

         The Original Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been declared effective by January 20, 1999, the Distribution rate borne by the Original Capital Securities will increase by 0.25% per annum until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Original Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Description of Original Securities."

RISK FACTORS RELATING TO THE COMPANY

         Source of Funds for Payment of Interest

         The principal source of the Company's cash revenues is dividends from the Bank. The Company has traditionally invested substantially all of its liquid assets in the Bank. The Company's liquidity and ability to pay obligations such as principal, premium (if any) and interest on the Exchange Junior Subordinated Debentures and dividends to its shareholders is primarily derived from and dependent on the ability of the Bank to pay dividends to the Company. Furthermore, as a bank holding company and a legal entity separate and distinct from the Bank, the right of the Company to participate in the assets of any subsidiary upon the latter's liquidation, reorganization or otherwise (and thus the ability of the holders of Exchange Capital Securities to benefit indirectly from any such distribution) will be subject to the claims of such subsidiary's creditors, which will take priority except to the extent that the Company may itself be a creditor with a recognized claim. As of June 30, 1998, the Company's subsidiaries (which includes the Bank and its subsidiaries) had indebtedness and other liabilities of approximately $1.6 billion.

         Payment of dividends by the Bank is restricted by various legal and regulatory limitations. At June 30, 1998, approximately $26.2 million was available for payment of dividends to the Company from the Bank without prior regulatory approval and without giving consideration to the impact on the Bank's regulatory capital ratios. The requirement to maintain regulatory capital may further restrict the Bank's ability to pay dividends.

         The Bank is also subject to restrictions under federal law which limit the transfer of funds by the Bank to the Company, whether in the form of loans, extensions of credit, investments, asset purchases or otherwise. Such transfers by the Bank to the Company are limited in amount to 10% of the Bank's capital and surplus and, with respect to the Company and all its non-bank subsidiaries, to an aggregate of 20% of the Bank's capital and surplus. Furthermore, such loans and extensions of credit are required to be secured in specified amounts. Federal law also prohibits banks from purchasing "low-quality" assets from affiliates.

         Effect of Interest Rate Fluctuations

         The Company's consolidated results of operations depend to a large extent on the level of its net interest income, which is the difference between interest income from interest-earning assets (such as loans and investments) and interest expense on interest-bearing liabilities (such as deposits and borrowings). If interest-rate fluctuations cause the Company's cost of funds to increase faster than the yield on its interest-bearing assets, net interest income will decrease. In addition, the market values of most of its financial assets are sensitive to fluctuations in market interest rates. The Company measures and manages its interest-rate risk by focusing on the Company's "gap," which is the measure of the mismatch between the dollar amount of the Company's interest-earning assets and interest-bearing liabilities which mature or reprice within certain time frames.

         Based on the Company's asset/liability mix at April 30, 1998, management's simulation analysis of the effects of changing interest rates projected that a gradual 200 basis point increase in interest rates over the 12 months ending April 30, 1999 would decrease net interest income for that period by 3.83% or less and that a similar decrease in interest rates would increase net interest income by 3.87% or less. The test is based on a number of assumptions and there can be no assurance that if interest rates did move by one percent that the Company's results of operations would be impacted as estimated. Although the Company uses various monitors of interest-rate risk, the Company is unable to predict future fluctuations in interest rates or the specific impact thereof.

         Changes in interest rates can also affect the amount of loans the Company originates, as well as the value of its loans and other interest-earning assets and its ability to realize gains on the sale of such assets and liabilities. Prevailing interest rates also affect the extent to which borrowers prepay loans owned by the Company. When interest rates increase, borrowers are less likely to prepay their loans, and when interest rates decrease, borrowers are more likely to prepay loans. Funds generated by prepayment might be invested at less favorable interest rates. Prepayments may adversely affect the value of mortgage loans, the levels of such assets that are retained in the Company's portfolio, net interest income and loan servicing income. Similarly, prepayments on mortgage-backed securities can adversely affect the value of such securities and the interest income generated by them.

         Increases in interest rates might cause depositors to shift funds from accounts that have a comparatively lower cost (such as regular savings accounts) to accounts with a higher cost (such as certificates of deposit). If the cost of deposits increases at a rate greater than yields on interest-earning assets increase, the interest-rate spread will be negatively affected. Changes in the asset and liability mix also affect the Company's interest-rate risk.

         The Company faces substantial competition for deposits and loans throughout its market area both from local financial institutions and from out-of-state financial institutions that either solicit deposits or maintain loan production offices in the Company's market area. The Company competes for deposits and loans primarily with other financial service providers such as savings institutions, commercial banks, credit unions, money market funds and other investment alternatives. The Company believes that its ability to compete effectively depends largely on its ability to compete with regard to interest rates, as well as service fees, personalized services, quality and range of financial products and services offered, convenience of office hours and locations and automated services.

         Allowance for Possible Credit Losses

         In originating loans, there is a substantial likelihood that loan losses will be experienced. The risk of loss will vary with, among other things, general economic conditions, the type of loan being made, the creditworthiness of the borrower over the term of the loan and, in the case of a collateralized loan, the quality of the collateral for the loan. In order to manage credit quality in its loan portfolio, the Company utilizes a system to rate substantially all of its loans based on their respective risks. The Company considers a loan in its portfolio to be "impaired" if it is probable, based on current information and events, that the Company will be unable to collect the scheduled principal and interest payments when due. The Company maintains reserves to cover potential credit losses based on the Company's estimate of impaired loans and other factors. Although management considers the current level of reserves adequate to cover potential credit losses, there can be no assurance that such reserves will in fact be sufficient to cover actual losses. At June 30, 1998, the Bank's allowance for possible credit losses was $20.7 million, or 1.60% of total loans and 232.29% of non-performing loans at that date. At June 30, 1998, non-performing loans totaled $8.9 million, including $6.5 million of commercial loans, $194,000 of consumer loans, $1.7 million of residential real estate loans and $492,000 of commercial real estate loans. Net charge offs during 1997 were $8.2 million, of which $5.9 million was attributable to commercial and consumer loans. Net charge offs during the first six months of 1998 were $4.2 million, substantially all of which was attributable to commercial and consumer loans.

         Asset Growth

         The Company has grown significantly in recent years, and intends to continue to expand its operations and asset size. At June 30, 1998, the Company had total assets of $1.8 billion, a 62.1% increase from December 31, 1993, when the Company had total assets of $1.1 billion. The Company's total assets are comprised primarily of loans and investments and mortgage related securities, and much of the Company's growth in total assets is attributable to the Company's ability to originate new commercial and consumer loans in its lending market. In 1997, the Company originated $576.2 million of loans, and during the first six months of 1998, the Company originated $365.9 million of loans. The Bank's total loans increased by $197.3 million, or 19.6%, from year end 1996 to year end 1997, and by $91.7 million, or 7.6%, from year end 1997 to June 30, 1998.

         The Company presently intends to continue to emphasize growth through loan originations. The Company also intends to explore acquisitions of other financial institutions and/or branches inside or outside of its market area. The market for both lending and acquisitions in the Company's market area is highly competitive, and there can be no assurance that the Company will be able to sustain its level of growth, or even grow at all. The ability to originate loans is based on a number of factors, including competition and general economic conditions which impact loan demand. If the Company acquires another institution or additional branches, there can be no assurance that the Company will be able to integrate the acquired institution or branches successfully into its existing operations or otherwise achieve levels of profitability comparable to those achieved by the Company's existing operations prior to such acquisition. Both as to internal growth and acquisitions, the failure to manage growth effectively could have a material adverse effect on the Company's business, financial condition and results of operations.

         Lending Risks

         The Company's loan originations include primarily commercial, consumer and, to a lesser extent, real estate loans. Commercial loans may involve greater risk than other types of lending because such loans are often made based on varying forms of collateral and repayment of such loans is often dependent on the success of the commercial venture. Consumer loans may also involve greater risk because changes in borrowers' incomes and employment statuses after funding of the loans may impact their abilities to repay the loans. Commercial real estate loans may also involve greater risk because repayment of such loans is dependent, in large part, on sufficient income from the properties securing the loans to cover operating expenses and debt service.

         General economic conditions, monetary policies of the federal government, legislative tax policies, governmental budget matters and other events, including environmental factors, beyond the Company's or borrowers' control may effect interest rates and market conditions which in turn may effect prepayment and default rates, the demand for new loans and the underlying values and cash flows of any collateral, especially real estate, securing the Company's loans. In addition, the Company's net income may be effected by the Company's increased interest rate sensitivity that is caused by loans being tied to the Company's prime rate. Furthermore, an economic recession over a prolonged period of time in the Bank's market area would likely cause significant increases in non-performing assets, thereby causing operating losses, impairing liquidity and eroding capital.

         Competition

         The banking business is highly competitive and the profitability of the Company depends principally upon its ability to compete in its market area. The Company competes with other commercial banks, mortgage banking companies, savings and loan associations, credit unions, automobile manufacturers and consumer finance companies, mutual funds, insurance companies, brokerage and investment banking firms, asset-based non-bank lenders, and governmental organizations that may offer subsidized financing at lower rates than those offered by the Company. Many of the Company's competitors have significantly greater resources (financial and other) than the Company and may offer certain services that the Bank does not provide at this time. Various legislative acts and regulatory rules and interpretations in recent years have led to increased competition among financial institutions. There can be no assurance that new legislation or regulations will not further increase competitive pressures on the Company. Moreover, certain of the Bank's competitors are not subject to the regulation and supervision to which the Company and Bank are subject, and therefore may have a competitive advantage over the Company and Bank.

         Year 2000 Issues

         The "Year 2000" issue is the result of computer programs and equipment which are dependent on "embedded chip technology" using two digits rather than four to define the applicable year. This could result in a system failure or miscalculations causing disruptions of operations including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities. The Company started to address the issue in 1995 when technology upgrade plans were approved by an internal Systems Application and Technology Planning Committee. In addition, an inventory of all systems, hardware, media, transmissions, and networks was evaluated. During 1995 and 1996, these technology upgrades were installed throughout the branches and back office areas to enhance the operating efficiencies within the Bank. An evaluation of core banking systems was performed in 1997, and, in late 1998, the Company expects to convert to a new data processing provider which has indicated that its software, systems and equipment will be Year 2000 compliant. However, the Company has no control over the effective implementation of such vendor's Year 2000 compliance programs, and there can be no assurance that such vendor will be in compliance with Year 2000 issues. Further, there can be no guarantee that the systems of other companies on which the Company's systems rely will be timely converted, or that a failure to convert by another company, or a conversion that is incompatible with the Company's systems, would not have a material adverse effect on the Company.

         Supervision and Regulation

         The Company and the Bank are subject to federal and state regulatory oversight as a bank holding company and state bank and trust company bank, respectively. The Federal Reserve regulates, examines and supervises the Company, and the FDIC and Banking Department regulate and examine the Bank. These laws and regulations govern matters ranging from the regulation of certain debt obligations, changes of control and mergers, and the maintenance of adequate capital to the general business operations and financial condition of the Bank, including permissible types, amounts, and terms of loans and investments, the amount of reserves against deposits, restrictions on dividends, establishment of branch offices, and subsidiary investments and activities. These regulations are intended primarily for the protection of depositors, rather than the benefit of investors, and they restrict the manner by which the Company and the Bank may conduct their business and obtain financing. The Company and the Bank are subject to changes in federal and state law, income tax laws and accounting principles, and the FDIC, the Federal Reserve or the Banking Department may adopt additional regulations and undertake further regulatory initiatives, any or all of which could have an adverse effect on the Bank and the Company.

                               BSB BANCORP, INC.

         BSB Bancorp, Inc. is the Delaware-chartered bank holding company for BSB Bank and Trust Company, a New York-chartered commercial bank and trust company headquartered in Binghamton, New York. Through the Bank, the Company offers full service business and retail banking, and trust and investment services throughout the New York State Counties of Broome (Binghamton), Onondaga (Syracuse), Tioga, Chenango, and Chemung. The Bank's business strategy is to serve as a community-based commercial bank alternative to large, out-of-market financial institutions. Through its business and retail banking products, and trust and investment services, the Company is seeking to be a major source, if not the single source, of financial products and services for its customers.

         As a full service commercial banking company, the Bank places particular emphasis on commercial and consumer loan products, as well as business and retail consumer banking and trust services. Through its wholly owned subsidiary, BSB Financial Services, Inc., the Bank also offers a complete range of personalized investment services including securities brokerage, annuity and mutual fund sales, and other traditional investment/brokerage activities.

         The Company believes that its relationship to the communities it serves distinguishes the Bank from its competitors, most of which are out-of-market financial institutions. The Bank has served the Binghamton community for over 130 years. The Bank maintains a highly visible role in its communities by participating in and sponsoring charities and charitable events, and many of the Bank's employees serve on civic and community boards. The Bank's President and two Executive Vice Presidents have been with the Bank for a combined 50 years, and have spent their entire careers in the Binghamton area. In addition, many of the Bank's officers joined the Bank after working for competitors which were acquired by or merged with out-of-market financial institutions.

         At June 30, 1998, the Company had total assets of $1.8 billion, including $1.3 billion of total loans, total deposits of $1.4 billion and shareholders' equity of $128.3 million. Of the total loan portfolio at that date, $728.9 million were commercial loans, $338.0 million were consumer loans and $231.6 million were real estate mortgage loans.

         In 1997, the Company originated $576.2 million of loans, 42.4%, 35.7% and 21.9% of which were commercial loans, consumer loans and real estate mortgage loans, respectively. For the second quarter of 1998, the Company originated $365.9 million of loans, 41.5%, 30.7% and 27.8% of which were commercial loans, consumer loans and real estate mortgage loans, respectively. The Bank's total loans increased by $197.3 million, or 19.6%, from year end 1996 to year end 1997, and by $91.7 million, or 7.6%, from year end 1997 to June 30, 1998.

         The Bank's commercial loans are focused on a diverse group of small and medium-sized businesses in its market area. The Bank's average total lending relationship per commercial borrower at June 30, 1998 was approximately $411,000. Management of the Bank believes that its ability to make timely local decisions on commercial loans provides a significant competitive advantage. As part of its effort to expand its commercial lending market area, while retaining its competitive advantages, in late 1996 the Bank opened a branch office in Syracuse, New York. During 1997 and the second quarter of 1998, the Bank originated $42.2 million and $19.3 million, respectively, of commercial loans in the Syracuse market area.

         The Bank's consumer loans reflect a full range of products, including personal, credit card, home equity, auto and mobile home loans. The focus of the Bank's consumer lending program in recent years has been on indirect auto dealer lending, and particularly on used autos. The Bank's portfolio of used auto loans was $139.9 million, or 10.8% of total loans, at June 30, 1998. These loans, which are originated through a network of approximately 200 dealers, are underwritten by the Bank with a focus on high credit quality borrowers purchasing late model cars, and have an average initial outstanding loan balance of approximately $12,000.

         The Bank also offers real estate loans, including residential and commercial mortgage loans. Although residential mortgage loans reflect a steadily declining percentage of the Bank's total loan portfolio, the Bank continues to originate a significant amount of fixed-rate residential mortgage loans for sale into the secondary market, while retaining servicing rights in order to generate fee income.

         The Bank serves its retail customers through a variety of delivery platforms, including 13 traditional, full service branches in five counties in southern and central New York State. In addition, the Bank offers telephone banking, personal computer banking, cash management services and 35 automatic teller machines ("ATMs"), in locations that include the area's two largest hospitals, Broome Community College, the Binghamton Regional Airport, shopping malls and retail stores, and large private employers. The Bank also has proprietary in-store banking service centers (StoreTeller) at 12 area Giant Food Markets. Currently, the Bank is processing, on average, approximately 130,000 transactions per month at its ATMs and in-store banking service centers, and is handling approximately 52,000 calls monthly through its telephone teller and call center. The Company intends to continue to pursue electronic and other customer service delivery channels in an effort to attract more customer deposits at an efficient cost structure.

         The five-county primary market area of the Bank has a combined population of 880,433 according to the 1990 United States Census. This market area is located on many major highway networks offering easy access to the east coast, New England, the midwest and Canada, and is home to major industries, including defense, high-tech, manufacturing, healthcare and government. The 10 largest employers in Broome County employ over 26,000 workers, and major companies located in the Binghamton market include IBM, Lockheed Martin, Raytheon, Universal Instruments and the Raymond Corporation. Major companies located in the Syracuse market include Carrier Corp., New Process Gear (Chrysler Corporation), SUNY Health Science Center, Niagara Mohawk Power and Bristol-Myers Squibb. The Bank's market area is also home to Binghamton University (SUNY), Syracuse University and Broome

Community College. The Bank intends to continue to explore expansion both within its market and to adjacent geographic areas.

         The Company and the Bank are subject to regulation, examination and supervision by the Board of Governors of the Federal Reserve System, the FDIC and the New York State Banking Department. The Bank is a member of the Federal Home Loan Bank System, and deposits in the Bank are insured by the FDIC to the maximum extent provided by law. The Company's executive offices and the Bank's home office are located at 58-68 Exchange Street, Binghamton, New York 13902, telephone (607)779-2492.

                              BSB CAPITAL TRUST I

         The Trust is a statutory business trust created under Delaware law upon the filing of a certificate of trust with the Delaware Secretary of State. The Trust's business and affairs are conducted pursuant to the Trust Agreement by the Trustees and two administrators who are officers of the Company (the "Administrators"). See "Description of Exchange Securities -- Description of Exchange Capital Securities -- Miscellaneous." The Trust exists for the exclusive purposes of (i) issuing and selling the Original Capital Securities and Common Securities, (ii) using the proceeds from the sale of the Original Capital Securities and Common Securities to acquire the Original Junior Subordinated Debentures and (iii) engaging in only those other activities necessary, advisable or incidental thereto, including the Exchange Offer. Accordingly, the Exchange Junior Subordinated Debentures are the sole assets of the Trust, and payments under the Exchange Junior Subordinated Debentures are the sole source of revenue of the Trust.

         All of the Common Securities are held by the Company. The Common Securities rank pari passu, and payments will be made thereon pro rata, with the Exchange Capital Securities, except that upon the occurrence and during the continuation of a Debenture Event of Default arising as a result of any failure by the Company to pay any amounts in respect of the Exchange Junior Subordinated Debentures when due, the rights of the holders of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Exchange Capital Securities. See "Description of Exchange Securities -- Description of Exchange Capital Securities -- Subordination of Common Securities." The Company acquired Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Trust. The Trust has a term of 31 years, but may terminate earlier as provided in the Trust Agreement. The address of the Delaware Trustee is Bankers Trust (Delaware), 1011 Centre Road, Suite 200, Trust Department, Wilmington, Delaware 19805, telephone number (302) 636-3301. The address of the Property Trustee, the Guarantee Trustee and the Debenture Trustee is Bankers Trust Company, Four Albany Street, 4th Floor, New York, New York 10006, telephone number (212) 250-2500.

                                USE OF PROCEEDS

         Neither the Company nor the Trust will receive any cash proceeds from the Exchange Offering. In consideration for issuing the Exchange Capital Securities in exchange for Original Capital Securities as described in this Prospectus, the Company will receive Original Capital Securities in like Liquidation Amount. The Original Capital Securities surrendered in exchange for the Exchange Capital Securities will be retired and canceled.

         The proceeds to the Trust (without giving effect to expenses of the offering payable by the Company) from the offering of the Original Capital Securities were $30.0 million. All of the proceeds from the sale of the Original Capital Securities were invested by the Trust in the Original Junior Subordinated Debentures. The Company's net proceeds of approximately $29.3 million from the sale of the Original Junior Subordinated Debentures were added to the general funds of the Company to be used for general corporate purposes, including investment in the Bank to increase the Bank's regulatory capital.

         The proceeds qualify as Tier 1 or core capital with respect to the Company under the risk-based capital guidelines established by the Federal Reserve. Such capital, however, when taken together with all cumulative preferred stock of the Company, if any, cannot constitute more than 25% of the total Tier 1 capital of the Company (the "25% Capital Limitation").

                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES

         The following table sets forth the ratios of earnings to combined fixed charges of the Company on a consolidated basis for the respective periods indicated.


                                                          SIX MONTHS
                                                            ENDED
                                                         ENDED JUNE 30,                  YEAR ENDED DECEMBER 31,
                                                        ---------------     ------------------------------------------------
                                                         1998      1997      1997      1996      1995       1994      1993
                                                        ------    ------    ------    ------   --------   --------  --------
Ratio of Earnings to
  Combined Fixed Charges:
     Excluding interest on deposits . . . . . . .       3.84x      3.90x     3.75x     5.87x     4.37x      6.14x     5.47x
     Including interest on deposits . . . . . . .       1.43x      1.45x     1.45x     1.48x     1.41x      1.54x     1.63x

         For purposes of computing the ratios of earnings to combined fixed charges, earnings represent net income (loss) before extraordinary items and cumulative effect of changes in accounting principles plus applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, include gross interest expense (other than on deposits) and the proportion deemed representative of the interest factor of rent expense, net of income from subleases. Fixed charges, including gross interest on deposits, include all interest expense and the proportion deemed representative of the interest factor of rent expense, net of income from subleases.

                              ACCOUNTING TREATMENT

         For financial reporting purposes, the Trust is treated as a subsidiary of the Company and, accordingly, the accounts of the Trust are included in the consolidated financial statements of the Company. The Exchange Capital Securities will be shown in the consolidated balance sheets of the Company, as "Company-obligated mandatorily redeemable capital securities of subsidiary trust holding solely junior subordinated debentures of the Company," and appropriate disclosures about the Exchange Capital Securities, the Exchange Guarantee and the Exchange Junior Subordinated Debentures will be included in the notes to the consolidated financial statements of the Company. For financial reporting purposes, Distributions payable on the Exchange Capital Securities will be recorded in the consolidated statements of income of the Company.

                                 CAPITALIZATION

         The following table sets forth the unaudited consolidated capitalization and certain capital ratios of the Company as of June 30, 1998, and as adjusted to give effect to the offering of the Original Capital Securities. Consummation of the Exchange Offer will have no effect on such capitalization. This data should be read in conjunction with the consolidated financial statements of the Company, including the related notes thereto and discussion thereof, which are incorporated herein by reference. See "Available Information."

                                                                                     AS OF JUNE 30, 1998
                                                                                     -------------------
                                                                                                     AS
                                                                                     ACTUAL      ADJUSTED
                                                                                     ------      --------
                                                                                    (DOLLARS IN THOUSANDS)
LONG-TERM OBLIGATIONS:
  Company-obligated mandatorily redeemable capital securities of subsidiary trust holding solely junior subordinated
    debentures of the Company(1)  . . . . . . . . . . . . . . . . . . . . . . . .    $     0        $30,000

SHAREHOLDERS' EQUITY:
  Preferred stock, par value $0.01 per share; 2,500,000 shares
    authorized; none issued   . . . . . . . . . . . . . . . . . . . . . . . . . .          0              0
  Common stock, par value $0.01 per share; 30,000,000 shares
    authorized; 11,197,474 shares issued  . . . . . . . . . . . . . . . . . . . .        112            112
Additional paid-in capital  . . . . . . . . . . . . . . . . . . . . . . . . . . .     29,705         29,705
Undivided profits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    127,761        127,761
Accumulated other comprehensive income  . . . . . . . . . . . . . . . . . . . . .        461            461
Treasury stock, at cost:  2,602,692 shares  . . . . . . . . . . . . . . . . . . .    (29,773)       (29,773)
Total shareholders' equity  . . . . . . . . . . . . . . . . . . . . . . . . . . .    128,266        128,266
Total capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $ 128,266      $ 158,266

COMPANY CAPITAL RATIOS:
  Equity to total assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.24%          7.24%
  Tier 1 risk-based capital ratio(2)  . . . . . . . . . . . . . . . . . . . . . .       8.95          11.10
  Total risk-based capital  . . . . . . . . . . . . . . . . . . . . . . . . . . .      10.20          12.35
  Leverage ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.25           8.99


(1) As described herein, the sole asset of the Trust, which is a subsidiary of the Company, is $30,928,000 aggregate principal amount of the 8.125% Junior Subordinated Debentures, which will mature on July 31, 2028. The Company will own all of the Common Securities issued by the Trust.

(2) The Federal Reserve's risk-based capital guidelines limit the amount of cumulative preferred stock and Capital Securities that may be included in Tier 1 capital to 25% of total Tier 1 capital.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

         In connection with the sale of the Original Capital Securities, the Company and the Trust entered into the Registration Rights Agreement with the Initial Purchaser, pursuant to which the Company and the Trust agreed to file and use commercially reasonable efforts to cause to become effective with the Commission a registration statement relating to the exchange of the Original Capital Securities for capital securities with terms identical in all material respects to the terms of the Original Capital Securities. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

         The Exchange Offer is being made to satisfy the contractual obligations of the Company and the Trust under the Registration Rights Agreement. The form and terms of the Exchange Capital Securities are the same as the form and terms of the Original Capital Securities except that the Exchange Capital Securities have been registered under the Securities Act and will not be subject to certain restrictions on transfer applicable to the Original Capital Securities, and will not provide for any increase in the Distribution rate thereon. In that regard, the Original Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been declared effective by January 20, 1999, then the Distribution rate borne by the Original Capital Securities will increase by
 .25% per annum until such registration statement is filed or declared effective, as the case may be. In addition, the Original Capital Securities provide that, if the Trust has not exchanged Exchange Capital Securities for all Original Capital Securities validly tendered by the 30th day after the date on which the registration statement is declared effective, the Distribution rate borne by the Original Capital Securities will increase by .25% per annum for the period from the occurrence of such event until the Exchange Offer has been consummated. Upon consummation of the Exchange Offer, holders of Original Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors -- Consequences of a Failure to Exchange Original Capital Securities" and "Description of Original Securities."

         The Exchange Offer is not being made to, and the Trust will not accept tenders for exchange from, holders of Original Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

         Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Original Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Original Capital Securities are held of record by DTC who desires to deliver such Original Capital Security by book-entry transfer at DTC.

         Pursuant to the Exchange Offer, the Company will exchange as soon as practicable after the date hereof, the Exchange Guarantee for the Original Guarantee and the Exchange Junior Subordinated Debentures, in an amount corresponding to the Original Capital Securities accepted for exchange, for a like aggregate principal amount of the Original Junior Subordinated Debentures. The Exchange Guarantee and the Exchange Junior Subordinated Debentures have been registered under the Securities Act.

TERMS OF THE EXCHANGE OFFER

         The Trust hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $30,000,000 aggregate Liquidation Amount of Exchange Capital Securities for a like aggregate Liquidation Amount of Original Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described herein. The Trust will issue, promptly after the Expiration Date, an aggregate Liquidation Amount of up to $30,000,000 of Exchange Capital Securities in exchange for a like principal amount of outstanding Original Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Original Capital Securities in whole or in part in a Liquidation Amount of not less than $100,000 (100 Original Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Original Capital Security) in excess thereof.

         The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Original Capital Securities being tendered. As of the date of this Prospectus, $30,000,000 aggregate Liquidation Amount of the Original Capital Securities is outstanding.

         Holders of Original Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Original Capital Securities that are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Trust Agreement, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors -- Consequences of a Failure to Exchange Original Capital Securities" and "Description of Original Securities."

         If any tendered Original Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Original Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

         Holders who tender Original Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Original Capital Securities in connection with the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described herein, in connection with the Exchange Offer. See " -- Fees and Expenses."

         NEITHER THE COMPANY, THE BOARD OF DIRECTORS OF THE COMPANY NOR ANY TRUSTEE OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF ORIGINAL CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR ORIGINAL CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. EACH HOLDER OF ORIGINAL CAPITAL SECURITIES MUST DECIDE WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF ORIGINAL CAPITAL SECURITIES TO TENDER BASED ON SUCH HOLDER'S OWN FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE, EXTENSIONS, AMENDMENTS


         The term "Expiration Date" means 5:00 p.m., New York City time, on November 20, 1998 unless the Exchange Offer is extended by the Company or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).


         The Company and the Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Original Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) if the Trust determines, in its sole and absolute discretion, that any of the events or conditions referred to under "-- Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Original Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Original Capital Securities to withdraw their tendered Original Capital Securities as described under "-- Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect.
If the Exchange Offer is amended in a manner determined by the Company and the Trust to constitute a material change, or if the Company and the Trust waive a material condition of the Exchange Offer, the Company and the Trust will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the holders of the Original Capital Securities, and the Company and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

         Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next Business Day after the previously scheduled Expiration Date. Without limiting the manner in which the Company and the Trust may choose to make any public announcement and subject to applicable laws, the Company and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF EXCHANGE CAPITAL SECURITIES

         Upon the terms and subject to the conditions of the Exchange Offer, the Trust will exchange, and will issue to the Exchange Agent, Exchange Capital Securities for Original Capital Securities validly tendered and not withdrawn promptly after the Expiration Date.

         In all cases, delivery of Exchange Capital Securities in exchange for Original Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of
(i) the book-entry confirmation described below under "-- Procedures for Tendering Original Capital Securities -- Book-Entry Transfer" or (ii) certificates representing such Original Capital Securities, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and any other documents required by the Letter of Transmittal.

         Subject to the terms and conditions of the Exchange Offer, the Trust will be deemed to have accepted for exchange, and thereby exchanged, Original Capital Securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the Exchange Agent (any such oral notice to be promptly confirmed in writing) of the Trust's acceptance of such Original Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Trust for the purpose of receiving tenders of book-entry confirmations or certificates representing Original Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving book-entry confirmations or certificates representing Original Capital Securities, Letters of Transmittal and related documents and transmitting Exchange Capital Securities to validly tendered holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Original Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Trust's acceptance for exchange of Original Capital Securities) or the Trust extends the Exchange Offer or is unable to accept for exchange or exchange Original Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Original Capital Securities and such Original Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "-- Withdrawal Rights."

         Pursuant to the Letter of Transmittal, a holder of Original Capital Securities will warrant and agree that it has full power and authority to tender, exchange, sell, assign and transfer Original Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Original Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Original Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Original Capital Securities tendered pursuant to the Exchange Offer.

Tendering holders of Original Capital Securities that use ATOP will, by doing so, acknowledge that they are bound by the terms of the Letter of Transmittal.

PROCEDURES FOR TENDERING ORIGINAL CAPITAL SECURITIES

Valid Tender

          Except as set forth herein, in order for Original Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must be received by the Exchange Agent at its address set forth under "-- Exchange Agent," and either
(i) tendered Original Capital Securities must be received by the Exchange Agent, or (ii) such Original Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth herein and a book-entry confirmation must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth herein must be complied with.

         If less than all of the Original Capital Securities are tendered, a tendering holder should fill in the amount of Original Capital Securities being tendered in the appropriate box on the Letter of Transmittal or so indicate in an Agent's Message in lieu of the Letter of Transmittal. The entire amount of Original Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

         THE METHOD OF DELIVERY OF THE BOOK-ENTRY CONFIRMATIONS OR CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

Book-Entry Transfer

         For purposes of the Exchange Offer, the Exchange Agent will establish an account with respect to the Original Capital Securities at DTC within two Business Days after the date of this Prospectus. Any tendering financial institution that is a participant in DTC's book-entry transfer facility system must make a book-entry delivery of the Original Capital Securities by causing DTC to transfer such Original Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's ATOP procedures for transfers. Such holder of Original Capital Securities using ATOP should transmit its acceptance to DTC on or prior to the Expiration Date (or comply with the guaranteed delivery procedures set forth below). DTC will verify such acceptance, execute a book-entry transfer of the tendered Original Capital Securities into the Exchange Agent's account at DTC and then send to the Exchange Agent confirmation of such book-entry transfer, including an agent's message confirming that DTC has received an express acknowledgment from such holder that such holder has received and agrees to be bound by the Letter of Transmittal and that the Trust and the Company may enforce the Letter of Transmittal against such holder (a "book-entry confirmation").

         A beneficial owner of Original Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial owner wishes to participate in the Exchange Offer.

Certificates

         If the tender is not made through ATOP, certificates representing Original Capital Securities, as well as the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and any other required documents required by the Letter of Transmittal, must be received by the Exchange Agent at its address set forth under "-- Exchange Agent" on or prior to the Expiration Date in order for such tender to be effective (or the guaranteed delivery procedure set forth herein must be complied with).

         If less than all of the Original Capital Securities are tendered, a tendering holder should fill in the amount of Original Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Original Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

Signature Guarantees

         Certificates for the Original Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless
(i) a certificate for the Original Capital Securities is registered in a name other than that of the person surrendering the certificate or (ii) such holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (i) or (ii) above, such certificates for Original Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (a) a bank; (b) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (c) a credit union; (d) a national securities exchange, registered securities association or clearing agency; or (e) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

Delivery

         The method of delivery of the book-entry confirmation or certificates representing tendered Original Capital Securities, the Letter of Transmittal, and all other required documents is at the option and sole risk of the tendering holder, and delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail, return receipt requested, properly insured, or an overnight delivery service is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

         Notwithstanding any other provision hereof, the delivery of Exchange Capital Securities in exchange for Original Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of (i) a book-entry confirmation with respect to such Original Capital Securities or (ii) certificates representing Original Capital Securities and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of Exchange Capital Securities might not be made to all tendering holders at the same time, and will depend upon when book-entry confirmations with respect to Original Capital Securities or certificates representing Original Capital Securities and other required documents are received by the Exchange Agent.

         DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

Guaranteed Delivery

         If a holder desires to tender Original Capital Securities pursuant to the Exchange Offer and the certificates for such Original Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, such Original Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

         (i) such tenders are made by or through an Eligible Institution;

         (ii) a properly completed and duly executed notice to the Exchange Agent guaranteeing delivery to the Exchange Agent of either certificates representing Original Capital Securities or a book-entry confirmation in compliance with the requirements set forth herein (the "Notice of Guaranteed Delivery"), substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided herein, on or prior to Expiration Date; and

         (iii) a book-entry confirmation or the certificates representing all tendered Original Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are, in any case, received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

         The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

         The Trust's acceptance for exchange of Original Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Trust upon the terms and subject to the conditions of the Exchange Offer.

Determination of Validity

         All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Original Capital Securities will be determined by the Company and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. The Company and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel to the Company and the Trust, be unlawful. The Company and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under " -- Conditions to the Exchange Offer" or any condition or irregularity in any tender of Original Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

         The interpretation by the Company and the Trust of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Original Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. None of the Company, the Trust, any affiliates or assigns of the Company or the Trust, the Exchange Agent or any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

         If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Company and the Trust, proper evidence satisfactory to the Company and the Trust, in their sole discretion, of such person's authority to so act must be submitted.

RESALES OF EXCHANGE CAPITAL SECURITIES

         The Trust is making the Exchange Offer for the Exchange Capital Securities in reliance on the position of the Staff of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Company nor the Trust sought its own interpretive letter and there can be no assurance that the Staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff of the Commission, and subject to the two immediately following sentences, the Company and the Trust believe that Exchange Capital Securities issued pursuant to this Exchange Offer in exchange for Original Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. However, any holder of Original Capital Securities who is an "affiliate" of the Company or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Capital Securities, or any broker-dealer who purchased Original Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the Staff of the Commission set forth in the above-mentioned interpretive letters, (ii) will not be permitted or entitled to tender such Original Capital Securities in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described herein, if any broker-dealer holds Original Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Original Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

         Each holder of Original Capital Securities who wishes to exchange Original Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company or the Trust, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. In addition, the Company and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Original Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Original Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff of the Commission in the interpretive letters referred to above, the Company and the Trust believe that Participating Broker-Dealers who acquired Original Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Original Capital Securities (other than Original Capital Securities which represent an unsold allotment from the initial sale of the Original Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Accordingly, this

Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities where such Original Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Capital Securities for a period ending 180 days after the Expiration Date (subject to extension under certain limited circumstances described herein) or, if earlier, when all such Exchange Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Capital Securities received in exchange for Original Capital Securities pursuant to the Exchange Offer must notify the Company or the Trust, or cause the Company or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at its address set forth herein under "-- Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Company or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

         In that regard, each Participating Broker-Dealer who surrenders Original Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that upon receipt of notice from the Company or the Trust of the occurrence of any event or the discovery of (i) any fact that makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or (ii) any fact that causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading, or (iii) of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Company or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or the Company or the Trust has given notice that the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If the Company or the Trust gives such notice to suspend the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable), it shall extend the 180-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Capital Securities or to and including the date on which the Company or the Trust has given notice that the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

WITHDRAWAL RIGHTS

         Except as otherwise provided herein, tenders of Original Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

         In order for a withdrawal to be effective a written, telegraphic or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at its address set forth under "-- Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Original Capital Securities to be withdrawn, the aggregate principal amount of Original Capital Securities to be withdrawn, and (if certificates for such Original Capital Securities have been tendered) the name of the registered holder of the Original Capital Securities as set forth on the such certificates if different from that of the person who tendered such Original Capital Securities. If certificates representing Original Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such certificates, the tendering holder must submit the serial numbers shown on the particular certificates to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Original Capital Securities tendered for the account of an Eligible Institution. If Original Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "-- Procedures for Tendering Original Capital Securities -- Book-Entry Transfer," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Original Capital Securities. Withdrawals of tenders of Original Capital Securities may not be rescinded. Original Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "-- Procedures for Tendering Original Capital Securities."

         All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Trust, in its sole discretion, whose determination shall be final and binding on all parties. None of the Company, the Trust, any affiliates or assigns of the Company or the Trust, the Exchange Agent or any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Original Capital Securities that have been tendered but are withdrawn will be returned to the holder thereof promptly after withdrawal.

DISTRIBUTIONS ON THE EXCHANGE CAPITAL SECURITIES

         Holders of Original Capital Securities whose Original Capital Securities are accepted for exchange will not receive Distributions on such Original Capital Securities and will be deemed to have waived the right to receive any Distributions on such Original Capital Securities accumulated from and after July 24, 1998. Accordingly, holders of Exchange Capital Securities (as of the record date) for the payment of Distributions on January 31, 1998 will be entitled to receive Distributions accumulated from and after July 24, 1998.

CONDITIONS TO THE EXCHANGE OFFER

         Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Company and the Trust will not be required to accept for exchange, or to exchange, any Original Capital Securities for any Exchange Capital Securities, and, as described herein, may terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

         (i) there shall occur a change in the current interpretation by the Staff of the Commission that permits the Exchange Capital Securities issued pursuant to the Exchange Offer in exchange for Original Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder that is an "affiliate" of the Company or the Trust within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Capital Securities; or

         (ii) any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of Company or the Trust, would reasonably be expected to impair its ability to proceed with the Exchange Offer; or

         (iii) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement, or proceedings shall have been initiated or, to the knowledge of the Company or the Trust, threatened for that purpose, or any governmental approval has not been obtained, which approval the Company or the Trust shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby; or

         (iv) the Company determines in good faith (i) that there is a reasonable likelihood that, or a material uncertainty exists as to whether, consummation of the Exchange Offer would result in an adverse tax consequence to the Trust or the Company and (ii) that such condition exists on the 240th day following the Closing Date.

         If the Company or the Trust determine in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, it may, subject to applicable law, terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Company or the Trust will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Original Capital Securities and will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

         Bankers Trust Company has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

         By Mail:                         By Hand:                         By Overnight Mail:
BT Services Tennessee, Inc.         Bankers Trust Company               BT Services Tennessee, Inc.
Corporate Trust and Agency Group    Corporate Trust and Agency Group    Corporate Trust and Agency Group
Reorganization Unit                 Receipt and Delivery Window         Reorganization Unit
P.O. Box 292737                     123 Washington Street, 1st Floor    648 Grassmere Park Road
Nashville, TN 37229-2737            New York, NY 10006                  Nashville, TN 37211

                            For Information Call:

                                (800) 735-7777
                          Confirm:   (615) 835-3572
                          Facsimile: (615) 835-3701

         Delivery to other than the above address or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

         The Company has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Original Capital Securities, and in handling or tendering for their customers.

         Holders who tender their Original Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, Exchange Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Original Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Original Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes

(whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

         Neither the Company nor the Trust will make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

         The Registration Rights Agreement is governed by, and construed in accordance with, the laws of the State of New York. The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement. See "Incorporation of Certain Documents by Reference." In addition, the information set forth above concerning certain interpretations of and positions taken by the Staff of the Commission is not intended to constitute legal advice, and prospective investors should consult their own legal advisors with respect to such matters.

                       DESCRIPTION OF EXCHANGE SECURITIES

                   DESCRIPTION OF EXCHANGE CAPITAL SECURITIES

         Pursuant to the terms of the Trust Agreement, the Issuer Trustees on behalf of the Trust will issue the Exchange Capital Securities. The Exchange Capital Securities will represent preferred undivided beneficial interests in the assets of the Trust, and the holders thereof will be entitled to a preference over the Common Securities in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation, as well as other benefits as described in the Trust Agreement. This summary of certain provisions of the Exchange Capital Securities, the Common Securities and the Trust Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms.

GENERAL

         The Exchange Capital Securities will be limited to $30,000,000 aggregate Liquidation Amount outstanding. The Exchange Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under "-- Subordination of Common Securities." The Exchange Junior Subordinated Debentures will be registered in the name of the Trust and held by the Property Trustee in trust for the benefit of the holders of the Exchange Capital Securities and Common Securities. The Exchange Guarantee will be a guarantee on a subordinated basis with respect to the Exchange Capital Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Exchange Capital Securities when the Trust does not have funds on hand available to make such payments. See "Description of Exchange Securities -- Description of Exchange Guarantee."

DISTRIBUTIONS

         The Exchange Capital Securities represent preferred undivided beneficial interests in the assets of the Trust, and Distributions on each Exchange Capital Security will be payable at an annual rate equal to 8.125% on the stated Liquidation Amount of $1,000, payable semi-annually in arrears on the 31st day of January and July of each year (each a "Distribution Date"), to the holders of the Exchange Capital Securities at the close of business on the January 15th or July 15th (whether or not a Business Day (as defined below)) next preceding the relevant Distribution Date. Distributions on the Exchange Capital Securities will be cumulative and will accumulate from the date of original issuance. The first Distribution Date for the Exchange Capital Securities will be January 31, 1999. The amount of Distributions payable for any period less than a full Distribution period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Distributions payable for each full Distribution period will be computed by dividing the rate per annum by two. If any date on which Distributions are payable on the Exchange Capital Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (without any additional Distributions or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable.

         So long as no Debenture Event of Default has occurred and is continuing, the Company has the right under the Indenture to defer the payment of interest on the Exchange Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity Date of the Exchange Junior Subordinated Debentures. As a consequence of any such deferral, semi-annual Distributions on the Exchange Capital Securities by the Trust will be deferred during any such Extension Period. Distributions to which holders of the Exchange Capital Securities are entitled will accumulate additional Distributions thereon at a rate equal to 8.125% per annum, compounded semi-annually from the relevant payment date for such Distributions, computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Additional Distributions payable for each full Distribution period will be computed by dividing the rate per annum by two. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Exchange Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or shareholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period,
(b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any shareholder's rights plan, or the issuance of rights, stock or other property under any shareholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity Date of the Exchange Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Issuer Trustees notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Exchange Capital Securities would have been payable but for the election to begin such Extension Period and (ii) the date the Property Trustee is required to give notice to holders of the Exchange Capital Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee will give notice of the Company's election to begin a new Extension Period to the holders of the Exchange Capital Securities. Subject to the foregoing, there is no limitation on the number of times that the Company may elect to begin an Extension Period. See "-- Description of Exchange Junior Subordinated Debentures -- Option To Extend Interest Payment Period" and "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

         The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Exchange Junior Subordinated Debentures.

         The revenue of the Trust available for distribution to holders of the Exchange Capital Securities will be limited to payments under the Exchange Junior Subordinated Debentures in which the Trust will invest the proceeds from the issuance and sale of the Exchange Capital Securities. See "-- Description of Exchange Junior Subordinated Debentures." If the Company does not make payments on the Exchange Junior Subordinated Debentures, the Trust may not have funds available to pay Distributions or other amounts payable on the Exchange Capital Securities. The payment of Distributions and other amounts payable on the Exchange Capital Securities (if and to the extent the Trust has funds legally available for and cash sufficient to make such payments) is guaranteed by the Company on a limited basis as set forth herein under "-- Description of Exchange Guarantee."

REDEMPTION

         Upon the repayment or redemption, in whole or in part, of the Exchange Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days' notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such Trust Securities plus accumulated but unpaid Distributions thereon to the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Company upon the concurrent redemption of such Exchange Junior Subordinated Debentures. See "-- Description of Exchange Junior Subordinated Debentures -- Redemption." If less than all the Exchange Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Exchange Capital Securities and the Common Securities. The amount of premium, if any, paid by the Company upon the redemption of all or any part of the Exchange Junior Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the Exchange Capital Securities and the Common Securities.

         The Company has the right to redeem the Exchange Junior Subordinated Debentures (i) on or after July 31, 2008, in whole at any time or in part from time to time, or (ii) in whole, but not in part, at any time within 90 days following the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event, in each case subject to possible regulatory approval. See "-- Liquidation Distribution Upon Dissolution." A redemption of the Exchange Junior Subordinated Debentures would cause a mandatory redemption of a Like Amount of the Exchange Capital Securities and Common Securities at the Redemption Price.

         The Redemption Price, in the case of a redemption under (i) in the immediately preceding paragraph, shall equal the following prices, expressed in percentages of the Liquidation Amount (as defined below), together with accumulated Distributions to but excluding the date fixed for redemption, if redeemed during the 12-month period beginning July 31:

 YEAR                                          REDEMPTION PRICE
 ----                                          ----------------
 2008                                              104.063%
 2009                                              103.657%
 2010                                              103.250%
 2011                                              102.844%
 2012                                              102.438%
 2013                                              102.032%
 2014                                              101.626%
 2015                                              101.219%
 2016                                              100.813%
 2017                                              100.407%

and at 100% on or after July 31, 2018.

         The Redemption Price, in the case of a redemption on or after July 31, 2008 following a Tax Event, Investment Company Event or Capital Treatment Event shall equal the Redemption Price then applicable to a redemption under (i) above. The Redemption Price, in the case of a redemption prior to July 31, 2008 following a Tax Event, Investment Company Event or Capital Treatment Event as described under (ii) above, will equal for each Exchange Capital Security the Make-Whole Amount for a corresponding $1,000 principal amount of Exchange Junior Subordinated Debentures together with accumulated Distributions to but excluding the date fixed for redemption. The "Make-Whole Amount" will be equal to the greater of (i) 100% of the principal amount of such Exchange Junior Subordinated Debentures and (ii) as determined by a Quotation Agent (as defined below), the sum of the present values of the principal amount and premium payable as part of the Redemption Price with respect to an optional redemption of such Exchange Junior Subordinated Debentures on July 31, 2008, together with the present values of scheduled payments of interest (not including the portion of any such payments of interest accrued as of the Redemption Date) from the Redemption Date to July 31, 2008 (the "Remaining Life"), in each case discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of 30-day months) at the Adjusted Treasury Rate.

         "Adjusted Treasury Rate" means, with respect to any Redemption Date, the Treasury Rate plus (i) 195 basis points if such Redemption Date occurs on or before July 31, 1999, or (ii) 155 basis points if such Redemption Date occurs after July 31, 1999.

         "Treasury Rate" means (i) the yield, under the heading which represents the average for the week immediately prior to the calculation date, appearing in the most recently published statistical release designated "H.15
(519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or
(ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

         "Business Day" means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed, or (c) a day on which the Property Trustee's Corporate Trust Office or the Corporate Trust Office of the Debenture Trustee is closed for business.

         "Like Amount" means (i) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Exchange Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Exchange Capital Securities based upon the relative Liquidation Amounts of such classes and (ii) with respect to a distribution of Exchange Junior Subordinated Debentures to holders of Trust Securities in connection with a dissolution of the Trust, Exchange Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Exchange Junior Subordinated Debentures are distributed.

         "Liquidation Amount" means the stated amount of $1,000 per Trust Security.

         Payment of Additional Sums.  If a Tax Event described in clause (i) or
(iii) of the definition of Tax Event under "Risk Factors -- Risk Factors Relating to the Offering -- Tax Event, Investment Company

Event or Capital Treatment Event Redemption" has occurred and is continuing and the Trust is the holder of all the Exchange Junior Subordinated Debentures, the Company will pay Additional Sums (as defined below), if any, on the Exchange Junior Subordinated Debentures.

         "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Exchange Capital Securities and Common Securities of the Trust will not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of a Tax Event.

REDEMPTION PROCEDURES

         Exchange Capital Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Exchange Junior Subordinated Debentures. Redemptions of the Exchange Capital Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds on hand available for the payment of such Redemption Price. See also "-- Subordination of Common Securities."

         If the Property Trustee gives a notice of redemption in respect of the Exchange Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, in the case of Exchange Capital Securities held in book-entry form, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the Exchange Capital Securities. With respect to Exchange Capital Securities not held in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Exchange Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the Exchange Capital Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Exchange Capital Securities called for redemption shall be payable to the holders of the Exchange Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit all rights of the holders of such Exchange Capital Securities so called for redemption will cease, except the right of the holders of such Exchange Capital Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Exchange Capital Securities will cease to be outstanding. If any date fixed for redemption of Exchange Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. If payment of the Redemption Price in respect of Exchange Capital Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Exchange Guarantee as described under "-- Description of Exchange Guarantee," Distributions on such Exchange Capital Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Trust for such Exchange Capital Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

         Subject to applicable law (including, without limitation, United States federal securities laws), the Company or its affiliates may at any time and from time to time purchase outstanding Exchange Capital Securities by tender, in the open market or by private agreement, and may resell such securities.

         If less than all the Exchange Capital Securities and Common Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Exchange Capital Securities and Common Securities to be redeemed shall be allocated pro rata to the Exchange Capital Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Exchange Capital Securities to be redeemed shall be selected on a pro rata basis, or by such method as the

Property Trustee shall deem fair and appropriate, not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Exchange Capital Securities not previously called for redemption, or if the Exchange Capital Securities are then held in the form of a Global Capital Security (as defined below), in accordance with DTC's customary procedures. The Property Trustee shall promptly notify the securities registrar for the Exchange Capital Securities in writing of the Exchange Capital Securities selected for redemption and, in the case of any Exchange Capital Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Exchange Capital Securities shall relate, in the case of any Exchange Capital Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Exchange Capital Securities which has been or is to be redeemed.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each registered holder of Exchange Capital Securities to be redeemed at its address appearing on the securities register for the Exchange Capital Securities. Unless the Company defaults in payment of the Redemption Price on the Exchange Junior Subordinated Debentures, on and after the Redemption Date interest will cease to accrue on the Exchange Junior Subordinated Debentures or portions thereof (and, unless payment of the Redemption Price in respect of the Exchange Capital Securities is withheld or refused and not paid either by the Trust or the Company pursuant to the Exchange Guarantee, Distributions will cease to accumulate on the Exchange Capital Securities or portions thereof) called for redemption.

SUBORDINATION OF COMMON SECURITIES

         Payment of Distributions on, and the Redemption Price of, the Exchange Capital Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such Exchange Capital Securities and Common Securities. However, if on any Distribution Date or Redemption Date a Debenture Event of Default has occurred and is continuing as a result of any failure by the Company to pay any amounts in respect of the Exchange Junior Subordinated Debentures when due, no payment of any Distribution on, or Redemption Price of, or Liquidation Distribution in respect of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all the outstanding Exchange Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all the outstanding Exchange Capital Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, or Liquidation Distribution in respect of, the Exchange Capital Securities then due and payable.

         In the case of any Event of Default (as defined below) resulting from a Debenture Event of Default, the holders of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the Trust Agreement until the effects of all such Events of Default with respect to such Capital Securities have been cured, waived or otherwise eliminated. See "-- Events of Default; Notice" and "-- Description of Exchange Junior Subordinated Debentures -- Debenture Events of Default." Until all such Events of Default under the Trust Agreement with respect to the Exchange Capital Securities have been so cured, waived or otherwise eliminated, the Property Trustee will act solely on behalf of the holders of the Exchange Capital Securities and not on behalf of the holders of the Common Securities, and only the holders of the Exchange Capital Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

         The amount payable on the Exchange Capital Securities in the event of any dissolution of the Trust is $1,000 per Exchange Capital Security plus accumulated and unpaid Distributions, subject to certain exceptions, which may be in the form of a distribution of such amount in Exchange Junior Subordinated Debentures.

         The holders of all the outstanding Common Securities have the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, cause the Exchange Junior Subordinated Debentures to be distributed to the holders of the Exchange Capital Securities and Common Securities in dissolution of the Trust.

         The Federal Reserve's risk-based capital guidelines currently provide that redemptions of permanent equity or other capital instruments before stated maturity could have a significant impact on a bank holding company's overall capital structure and that any organization considering such a redemption should consult with the Federal Reserve before redeeming any equity or capital instrument prior to maturity if such redemption could have a material effect on the level or composition of the organization's capital base (unless the equity or capital instrument were redeemed with the proceeds of, or replaced by, a like amount of a similar or higher quality capital instrument and the Federal Reserve considers the organization's capital position to be fully adequate after the redemption).


         If the Company, while a holder of Common Securities, dissolves the Trust prior to the Stated Maturity Date of the Exchange Capital Securities and the dissolution of the Trust is deemed to constitute the redemption of capital instruments by the Federal Reserve under its risk-based capital guidelines or policies, the dissolution of the Trust by the Company may be subject to the prior approval of the Federal Reserve. Moreover, any changes in applicable law or changes in the Federal Reserve's risk-based capital guidelines or policies could impose a requirement on the Company that it obtain the prior approval of the Federal Reserve to dissolve the Trust.

         Pursuant to the Trust Agreement, the Trust will automatically dissolve upon expiration of its term or, if earlier, will dissolve on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company or the holder of the Common Securities, (ii) the distribution of a Like Amount of the Exchange Junior Subordinated Debentures to the holders of the Exchange Capital Securities, if the holders of Common Securities have given written direction to the Property Trustee to dissolve the Trust (which direction, subject to the foregoing restrictions, is optional and wholly within the discretion of the holders of Common Securities), (iii) the repayment of all the Exchange Capital Securities in connection with the redemption of all the Exchange Capital Securities as described under "-- Redemption" and (iv) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

         If dissolution of the Trust occurs as described in clause (i), (ii) or
(iv) above, the Trust will be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of such Exchange Capital Securities a Like Amount of the Exchange Junior Subordinated Debentures, unless such distribution is not practical, in which event such holders will be entitled to receive out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to, in the case of holders of Exchange Capital Securities, the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on its Exchange Capital Securities shall be paid on a pro rata basis.
The holders of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Exchange Capital Securities, except that if a Debenture Event of Default has occurred and is continuing as a result of any failure by the Company to pay any amounts in respect of the Exchange Junior Subordinated Debentures when due, the Exchange Capital Securities shall have a priority over the Common Securities. See "-- Subordination of Common Securities."

         After the liquidation date fixed for any distribution of Exchange Junior Subordinated Debentures (i) the Exchange Capital Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the registered holder of Exchange Capital Securities, will receive a registered global certificate or certificates representing the Exchange Junior Subordinated Debentures to be delivered upon such distribution with respect to Exchange Capital Securities held by DTC or its nominee and (iii) any certificates representing the Exchange Capital Securities not held by DTC or its nominee will be deemed to represent the Exchange Junior Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of the Exchange Capital Securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on the Exchange Capital Securities until such certificates are presented to the security registrar for the Exchange Capital Securities for transfer or reissuance.

         If the Company does not redeem the Exchange Junior Subordinated Debentures prior to the Stated Maturity Date and the Trust is not liquidated and the Exchange Junior Subordinated Debentures are not distributed to holders of the Exchange Capital Securities, the Exchange Capital Securities will remain outstanding until the repayment of the Exchange Junior Subordinated Debentures and the distribution of the Liquidation Distribution to the holders of the Exchange Capital Securities.

         There can be no assurance as to the market prices for the Exchange Capital Securities or the Exchange Junior Subordinated Debentures that may be distributed in exchange for Exchange Capital Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Exchange Capital Securities that an investor may purchase, or the Exchange Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Exchange Capital Securities offered hereby.

EVENTS OF DEFAULT; NOTICE

         Any one of the following events constitutes an "Event of Default" under the Trust Agreement (an "Event of Default") with respect to the Exchange Capital Securities (whatever the reason for such Event of Default and whether it is voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                 (i) the occurrence of a Debenture Event of Default (see "-- Description of Exchange Junior Subordinated Debentures -- Debenture Events of Default"); or

                 (ii) default by the Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

                 (iii) default by the Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

                 (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer Trustees and the Company by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Exchange Capital Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement; or

                 (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee if a successor Property Trustee has not been appointed within 90 days thereof.

         Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee will transmit notice of such Event of Default to the holders of Trust Securities and the Administrators, unless such Event of Default has been cured or waived. The





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
Company, as Depositor, and the Administrators are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

         If a Debenture Event of Default has occurred and is continuing as a result of any failure by the Company to pay any amounts in respect of the Exchange Junior Subordinated Debentures when due, the Exchange Capital Securities will have a preference over the Common Securities with respect to payments of any amounts in respect of the Exchange Capital Securities as described above. See "-- Subordination of Common Securities," "-- Liquidation Distribution Upon Dissolution" and "-- Description of Exchange Junior Subordinated Debentures -- Debenture Events of Default."

REMOVAL OF ISSUER TRUSTEES; APPOINTMENT OF SUCCESSORS

         The holders of at least a majority in aggregate Liquidation Amount of the outstanding Exchange Capital Securities may remove an Issuer Trustee for cause or, if a Debenture Event of Default has occurred and is continuing, with or without cause. If an Issuer Trustee is removed by the holders of the outstanding Exchange Capital Securities, the successor may be appointed by the holders of at least 25% in Liquidation Amount of Exchange Capital Securities. If an Issuer Trustee resigns, such Issuer Trustee will appoint its successor. If an Issuer Trustee fails to appoint a successor, the holders of at least 25% in Liquidation Amount of the outstanding Exchange Capital Securities may appoint a successor. If a successor has not been appointed by the holders, any holder of Exchange Capital Securities or Common Securities or the other Issuer Trustee may petition a court in the State of Delaware to appoint a successor. Any Delaware Trustee must meet the applicable requirements of Delaware law.
Any Property Trustee must be a national or state-chartered bank, and at the time of appointment have securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization and have capital and surplus of at least $50,000,000. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

         Any entity into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Issuer Trustee is a party, or any entity succeeding to all or substantially all of the corporate trust business of such Issuer Trustee, will be the successor of such Issuer Trustee under the Trust Agreement, provided such entity is otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

         The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any entity, except as described below or as otherwise set forth in the Trust Agreement. The Trust may, at the request of the holders of the Common Securities and with the consent of the holders of at least a majority in aggregate Liquidation Amount of the outstanding Exchange Capital Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State, so long as
(i) such successor entity either (a) expressly assumes all the obligations of the Trust with respect to the Exchange Capital Securities or (b) substitutes for the Exchange Capital Securities other securities having substantially the same terms as the Exchange Capital Securities (the "Successor Securities") so long as the Successor Securities have the same priority as the Exchange Capital Securities with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) a trustee of such successor entity, possessing the same powers and duties as the Property Trustee, is appointed to hold the Exchange Junior Subordinated Debentures, (iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Exchange Capital Securities (including any Successor Securities) to be downgraded, to the extent the Exchange Capital Securities are rated at such time, by any nationally recognized statistical rating organization, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Exchange Capital Securities (including any Successor Securities) in any material respect, (v) such successor entity has a purpose substantially identical to that of the Trust, (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Trust has received an opinion from independent counsel experienced in such matters substantially to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Exchange Capital Securities (including any Successor Securities) in any material respect and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act, and (vii) the Company or any permitted successor or assignee owns all the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Exchange Guarantee. Notwithstanding the foregoing, the Trust may not, except with the consent of holders of 100% in aggregate Liquidation Amount of the Exchange Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be taxable as a corporation for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF TRUST AGREEMENT

         Except as provided below and under "-- Removal of Issuer Trustees; Appointment of Successors" and "-- Description of Exchange Guarantee -- Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Exchange Capital Securities will have no voting rights.

         The Trust Agreement may be amended from time to time by the Property Trustee, the Administrators, or the holders of a majority of the Common Securities, without the consent of the holders of the Exchange Capital Securities, (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, provided that any such amendment does not adversely affect in any material respect the interests of any holder of Trust Securities, or
(ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as may be necessary to ensure that the Trust will not be taxable as a corporation for United States federal income tax purposes at any time that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act, and any amendments of the Trust Agreement will become effective when notice of such amendment is given to the holders of Trust Securities. The Trust Agreement may be amended by the Property Trustee, the Administrators, and the holders of a majority of the Common Securities with (i) the consent of holders of at least a majority in aggregate Liquidation Amount of the outstanding Exchange Capital Securities and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's not being taxable as a corporation for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act, except that, without the consent of each holder of Trust Securities affected thereby, the Trust Agreement may not be amended to (x) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (y) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

         So long as any Exchange Junior Subordinated Debentures are held by the Property Trustee on behalf of the Trust, the Property Trustee will not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or execute any trust or power conferred on





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
the Property Trustee with respect to the Exchange Junior Subordinated Debentures, (ii) waive any past default that is waivable under the Indenture,
(iii) exercise any right to rescind or annul a declaration that the principal of all the Exchange Junior Subordinated Debentures shall be due and payable or
(iv) consent to any amendment, modification or termination of the Indenture or the Exchange Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of at least a majority in aggregate Liquidation Amount of the outstanding Exchange Capital Securities, except that, if a consent under the Indenture would require the consent of each holder of Exchange Junior Subordinated Debentures affected thereby, no such consent will be given by the Property Trustee without the prior consent of each holder of the Exchange Capital Securities. The Property Trustee may not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of the holders of the Exchange Capital Securities. The Property Trustee will notify each holder of Exchange Capital Securities of any notice of default with respect to the Exchange Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Exchange Capital Securities, before taking any of the foregoing actions, the Property Trustee will obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be taxable as a corporation for United States federal income tax purposes on account of such action.

         Any required approval of holders of Exchange Capital Securities may be given at a meeting of holders of Exchange Capital Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Exchange Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each registered holder of Exchange Capital Securities in the manner set forth in the Trust Agreement.

         No vote or consent of the holders of Exchange Capital Securities will be required to redeem and cancel Exchange Capital Securities in accordance with the Trust Agreement.

         Notwithstanding that holders of Exchange Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Exchange Capital Securities that are owned by the Company, an Issuer Trustee or any affiliate of the Company or an Issuer Trustee, will, for purposes of such vote or consent, be treated as if they were not outstanding.

BOOK ENTRY, DELIVERY AND FORM

         The Exchange Capital Securities initially will be represented by one or more Exchange Capital Securities in registered, global form (collectively, the "Global Capital Securities"). The Global Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described herein.

         In the event that Exchange Capital Securities are issued in certificated form, the Exchange Capital Securities will be in blocks having a Liquidation Amount of not less than $100,000 (100 Exchange Capital Securities) and may be transferred or exchanged on in such blocks in the manner described herein.

         Except as set forth herein, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee and only in amounts that would not cause a holder to own less than 100 Exchange Capital Securities. Beneficial interests in the Global Capital Securities may not be exchanged for Exchange Capital Securities in certificated form except in the limited circumstances described herein. See " -- Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

DEPOSITORY PROCEDURES

         DTC has advised the Trust and the Company that DTC is a limited-purpose trust company organized under the laws of the state of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Initial Purchaser), banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

         DTC has also advised the Trust and the Company that, pursuant to procedures established by it, (i) upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants designated by the Initial Purchaser with portions of the principal amount of the Global Capital Securities and (ii) ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

         Investors in the Global Capital Securities may hold their interests therein directly through DTC if they are Participants, or indirectly through organizations that are Participants. All interests in a Global Capital Security will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Capital Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Capital Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Exchange Capital Securities, see " -- Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

         EXCEPT AS DESCRIBED HEREIN, OWNERS OF INTERESTS IN THE GLOBAL CAPITAL SECURITIES WILL NOT HAVE EXCHANGE CAPITAL SECURITIES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF EXCHANGE CAPITAL SECURITIES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE TRUST AGREEMENT FOR ANY PURPOSE.

         Payments in respect of the Global Capital Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Trust Agreement. Under the terms of the Trust Agreement, the Property Trustee will treat the persons in whose names the Exchange Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to, or payments made on account of, beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Capital Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Company that its current practice, upon receipt of any payment in respect of securities such as the Exchange Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Exchange Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee, the Trust or the Company. None of the Trust, the Company or the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Exchange Capital Securities, and the Trust, the Company and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

         Interests in the Global Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in interests in the Global Capital Securities will settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will settle in same-day funds.

         DTC has advised the Trust and the Company that it will take any action permitted to be taken by a holder of Exchange Capital Securities (including, without limitation, the presentation of Exchange Capital Securities for exchange as described herein) only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the aggregate Liquidation Amount of the Exchange Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Trust Agreement, DTC reserves the right to exchange the Global Capital Securities for legended Exchange Capital Securities in certificated form and to distribute such Exchange Capital Securities to its Participants.

         So long as DTC or its nominee is the registered owner of the Global Capital Securities, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Exchange Capital Securities represented by the Global Capital Security for all purposes under the Trust Agreement.

         Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the Global Capital Securities among Participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Trust, the Company or the Property Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing its operations.

         The information in this section concerning DTC and its book-entry system has been obtained from sources that the Trust and the Company believe to be reliable, but neither the Trust nor the Company takes responsibility for the accuracy thereof.

EXCHANGE OF BOOK-ENTRY CAPITAL SECURITIES FOR CERTIFICATED CAPITAL SECURITIES

         A Global Capital Security is exchangeable for Exchange Capital Securities in registered certificated form if (i) DTC (a) notifies the Trust that it is unwilling or unable to continue as Depository for the Global Capital Security or (b) has ceased to be a clearing agency registered under the Exchange Act, and the Trust thereupon fails to appoint a successor Depository within 90 days, (ii) the Trust in its sole discretion elects to cause the issuance of the Exchange Capital Securities in certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the Trust Agreement. In addition, beneficial interests in a Global Capital Security may be exchanged by or on behalf of DTC for certificated Exchange Capital Securities upon request by DTC, but only upon at least 20 days' prior written notice given to the Property Trustee in accordance with DTC's customary procedures. In all cases, certificated Exchange Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository (in accordance with its customary procedures)

EXPENSES AND TAXES

         In the Trust Agreement, the Company, as borrower, has agreed to pay all debts and other obligations (other than with respect to the Exchange Capital Securities) and all costs and expenses of the Trust (including costs and expenses relating to the organization of the Trust, the fees and expenses of the Issuer Trustees and the costs and expenses relating to the operation of the Trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which the Trust might become subject. The foregoing obligations of the Company under the Trust Agreement are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company, and the Company has irrevocably waived any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against the Company. The Company has also agreed in the Trust Agreement to execute such additional agreements as may be necessary or desirable to give full effect to the foregoing.

RESTRICTIONS ON TRANSFER

         The Exchange Capital Securities are issued, and may be transferred only, in blocks having a Liquidation Amount of not less than $100,000 (100 Exchange Capital Securities). Any such transfer of Exchange Capital Securities in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Exchange Capital Securities for any purpose, including but not limited to the receipt of Distributions on such Exchange Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Exchange Capital Securities.

PAYMENT AND PAYING AGENCY

         Payments in respect of the Exchange Capital Securities will be made to DTC, which will credit the relevant accounts at DTC on the applicable Distribution Dates or, if the Exchange Capital Securities are not held by DTC, such payments will be made by check mailed to the address of the holder entitled thereto as such address appears on the securities register for the Trust Securities. The paying agent (the "Paying Agent") initially will be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrators. The Paying Agent will be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Administrators. If the Property Trustee is no longer the Paying Agent, the Property Trustee will appoint a successor (which must be a bank or trust company reasonably acceptable to the Administrators) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

         The Property Trustee will act as registrar and transfer agent for the Exchange Capital Securities.

         Registration of transfers of Exchange Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the Exchange Capital Securities after the Exchange Capital Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

         The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such

Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Exchange Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

         The Property Trustee also serves as the Debenture Trustee and the Guarantee Trustee. See "-- Description of Exchange Junior Subordinated Debentures -- Information Concerning the Debenture Trustee" and "-- Description of Exchange Guarantee -- Information Concerning the Guarantee Trustee."

MISCELLANEOUS

         The Administrators and the Property Trustee are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or taxable as a corporation for United States federal income tax purposes and so that the Exchange Junior Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Property Trustee and the holders of Common Securities are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Trust Agreement, that the Property Trustee and the holders of Common Securities determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Exchange Capital Securities.

         Holders of the Exchange Capital Securities have no preemptive or similar rights.

         The Trust may not borrow money or issue debt or mortgage or pledge any of its assets.

GOVERNING LAW

         The Trust Agreement will be governed by and construed in accordance with the laws of the State of Delaware.

             DESCRIPTION OF EXCHANGE JUNIOR SUBORDINATED DEBENTURES

         The Original Junior Subordinated Debentures were, and the Exchange Junior Subordinated Debentures will be, issued under the Indenture, under which Bankers Trust Company is acting as Debenture Trustee. This summary of certain terms and provisions of the Exchange Junior Subordinated Debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions therein of certain terms.

GENERAL

         Concurrently with the issuance of the Original Capital Securities, the Trust invested the proceeds thereof, together with the consideration paid by the Company for the Common Securities, in the Original Junior Subordinated Debentures issued by the Company. The Original Junior Subordinated Debentures bear, and the Exchange Junior Subordinated Debentures will bear, interest, accruing from the date of original issuance, at a rate equal to 8.125% per annum on the principal amount thereof, payable semi-annually in arrears on the 31st day of January and July of each year (each, an "Interest Payment Date"), commencing January 31, 1999, to the person in whose name each Original Junior Subordinated Debenture or Exchange Junior Subordinated Debenture, as the case may be, is registered at the close of business on the January 15th or July 15th (whether or not a Business Day) next preceding such Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Trust, each Exchange Junior Subordinated Debenture will be registered in the name of the Trust and held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period less than a full interest period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of interest payable for any full interest period will be computed by dividing the rate per annum by two. If any date on which interest is payable on the Exchange Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at a rate equal to 8.125% per annum, compounded semi-annually and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of additional interest payable for any full interest period will be computed by dividing the rate per annum by two. The term "interest" as used herein includes semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

         The Exchange Junior Subordinated Debentures will mature on July 31,
2028.

         The Exchange Junior Subordinated Debentures will be unsecured obligations and will rank junior and be subordinate in right of payment to all Senior Indebtedness of the Company. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt by the Company, including Senior Indebtedness, whether under the Indenture or any existing or other indenture or agreement that the Company may enter into in the future or otherwise. See "-- Subordination."

OPTION TO EXTEND INTEREST PAYMENT PERIOD

         So long as no Debenture Event of Default has occurred and is continuing, the Company has the right at any time during the term of the Exchange Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity Date of the Exchange Junior Subordinated Debentures. At the end of such Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at a rate equal to 8.125% per annum, compounded semi-annually and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period, to the extent permitted by applicable law).
The amount of additional interest payable for any full interest period will be computed by dividing the rate per annum by two. During an Extension Period, interest will continue to accrue and holders of Exchange Junior Subordinated Debentures (or holders of Exchange Capital Securities while outstanding) will be required to accrue interest income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

         During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Exchange Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or shareholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period,
(b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any shareholder's rights plan, or the issuance of rights, stock or other property under any shareholders rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Debenture Event of Default has occurred and is continuing, and no Extension Period exceeds 10 consecutive semi-annual periods or extends beyond the Stated Maturity Date of the Exchange Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period subject to the above conditions. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the holders of the Exchange Junior Subordinated Debentures and the Issuer Trustees notice of its election to begin any such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Exchange Capital Securities would have been payable but for the election to begin such Extension Period and
(ii) the date the Property Trustee is required to give notice to holders of the Exchange Capital Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee will give notice of the Company's election to begin a new Extension Period to the holders of the Exchange Capital Securities. There is no limitation on the number of times that the Company may elect to begin an Extension Period.

REDEMPTION

         The Exchange Junior Subordinated Debentures are redeemable prior to maturity at the option of the Company (i) on or after July 31, 2008, in whole at any time or in part from time to time, or (ii) in whole, but not in part, at any time within 90 days following the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event (each as defined under "Risk Factors -- Risk Factors Relating to the Offering -- Tax Event, Investment Company Event or Capital Treatment Event Redemption"), in each case at the redemption prices described below. The proceeds of any such redemption will be used by the Trust to redeem the Exchange Capital Securities.

         The Federal Reserve's risk-based capital guidelines, which are subject to change, currently provide that redemptions of permanent equity or other capital instruments before stated maturity could have a significant impact on a bank holding company's overall capital structure and that any organization considering such a redemption should consult with the Federal Reserve before redeeming any equity or capital instrument prior to maturity if such redemption could have a material effect on the level or composition of the organization's capital base (unless the equity or capital instrument were redeemed with the proceeds of, or replaced by, a like amount of a similar or higher quality capital instrument and the Federal Reserve considers the organization's capital position to be fully adequate after the redemption).

         The redemption of the Exchange Junior Subordinated Debentures by the Company prior to their Stated Maturity Date would constitute the redemption of capital instruments under the Federal Reserve's current risk-based capital guidelines and may be subject to the prior approval of the Federal Reserve. The redemption of the Exchange Junior Subordinated Debentures also could be subject to the additional prior approval of the Federal Reserve under its current risk-based capital guidelines.

         The Redemption Price for Exchange Junior Subordinated Debentures in the case of a redemption under (i) above shall equal the following prices, expressed in percentages of the principal amount, together with accrued interest to but excluding the date fixed for redemption. If redeemed during the 12-month period beginning July 31:

      Year                               Redemption Price
      ----                               ----------------
      2008                                       104.063%
      2009                                       103.657%
      2010                                       103.250%
      2011                                       102.844%


      2012                                       102.438%
      2013                                       102.032%
      2014                                       101.626%
      2015                                       101.219%
      2016                                       100.813%
      2017                                       100.407%


and at 100% on or after July 31, 2018.

         The Redemption Price in the case of a redemption on or after July 31, 2008 following a Tax Event, Investment Company Event or Capital Treatment Event shall equal the Redemption Price then applicable to a redemption under (i) above. The Redemption Price for Exchange Junior Subordinated Debentures, in the case of a redemption prior to July 31, 2008 following a Tax Event, Investment Company Event or Capital Treatment Event as described under (ii) above, will equal the Make-Whole Amount (as defined under "Description of Exchange Securities -- Description of Exchange Capital Securities -- Redemption"), together with accrued interest to but excluding the date fixed for redemption.

ADDITIONAL SUMS

         The Company has covenanted in the Indenture that, if and for so long as (i) the Trust is the holder of all Exchange Junior Subordinated Debentures and (ii) a Tax Event has occurred and is continuing in respect of the Trust, the Company will pay to the Trust for so long as the Trust is the registered holder of the Exchange Junior Subordinated Debentures, such Additional Sums on the Exchange Junior Subordinated Debentures as may be required so that the Distributions payable by the Trust will not be reduced as a result of any such additional taxes, duties or other governmental charges. See "Description of Exchange Securities -- Description of Exchange Capital Securities -- Redemption."

REGISTRATION, DENOMINATION AND TRANSFER

         The Exchange Junior Subordinated Debentures will initially be registered in the name of the Trust. If the Exchange Junior Subordinated Debentures are distributed to holders of Exchange Capital Securities, it is anticipated that the depositary arrangements for the Junior Subordinated Debentures will be substantially identical to those in effect for the Exchange Capital Securities. See "Description of Exchange Securities -- Description of Exchange Capital Securities -- Book Entry, Delivery and Form."

         Although DTC has agreed to the procedures described above, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days of receipt of notice from DTC to such effect, the Company will cause the Exchange Junior Subordinated Debentures to be issued in definitive form.

         Payments on Exchange Junior Subordinated Debentures represented by a global security will be made to Cede, the nominee for DTC, as the registered holder of the Exchange Junior Subordinated Debentures, as described under "Description of Exchange Securities -- Description of the Exchange Capital Securities -- Book Entry, Delivery and Form." If Exchange Junior Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Exchange Junior Subordinated Debentures will be registrable, and Exchange Junior Subordinated Debentures will be exchangeable for Exchange Junior Subordinated Debentures of other authorized denominations of a like aggregate principal amount, at the Corporate Trust Office of the Debenture Trustee in New York, New York or at the offices of any Paying Agent or transfer agent appointed by the Company, provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto. However, a holder of $1.0 million or more in aggregate principal amount of Exchange Junior Subordinated Debentures may receive payments of interest (other than interest payable at the Stated Maturity Date) by wire transfer of immediately available funds upon written request to the Debenture Trustee not later than 15 calendar days prior to the date on which the interest is payable.

         The Exchange Junior Subordinated Debentures will be issuable only in registered form without coupons and shall be issuable in minimum denominations of $100,000 and any integral multiples of $1,000 in excess thereof. Exchange Junior Subordinated Debentures will be exchangeable for other Exchange Junior Subordinated Debentures of like tenor, of any authorized denominations, and of a like aggregate principal amount.

         Exchange Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the securities registrar appointed under the Exchange Junior Subordinated Debenture or at the office of any transfer agent designated by the Company for such purpose without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. The Company will appoint the Debenture Trustee as securities registrar under the Indenture. The Company may at any time designate additional transfer agents with respect to the Exchange Junior Subordinated Debentures.

         In the event of any redemption, neither the Company nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange Exchange Junior Subordinated Debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of the Exchange Junior Subordinated Debentures to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Exchange Junior Subordinated Debentures so selected for redemption, except, in the case of any Exchange Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

         Any monies deposited with the Debenture Trustee or any paying agent, or then held by the Company in trust, for the payment of the principal of (and premium, if any) or interest on any Exchange Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Exchange Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

RESTRICTIONS ON CERTAIN PAYMENTS; CERTAIN COVENANTS OF THE COMPANY

         The Company has covenanted that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Exchange Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or shareholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period or other event referred to below, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged,
(d) any declaration of a dividend in connection with any shareholder's rights plan, or the issuance of rights, stock or other property under any shareholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock), if at such time (x) there has occurred any event (1) of which the Company has actual knowledge that with the giving of notice or the lapse of time, or both, would constitute a Debenture Event of Default and (2) that the Company has not taken reasonable steps to cure,

(y) if the Exchange Junior Subordinated Debentures are held by the Trust, the Company is in default with respect to its payment of any obligations under the Guarantee or (z) the Company has given notice of its election of an Extension Period as provided in the Indenture and has not rescinded such notice, or such Extension Period, or any extension thereof, is continuing.

         The Company has covenanted in the Indenture (i) to continue to hold, directly or indirectly, 100% of the Common Securities, provided that certain successors which are permitted pursuant to the Indenture may succeed to the Company's ownership of the Common Securities, (ii) as holder of the Common Securities, not to voluntarily terminate, windup or dissolve the Trust, other than (a) in connection with a distribution of Exchange Junior Subordinated Debentures to the holders of the Capital Securities in dissolution of the Trust or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Trust to continue not to be taxable as a corporation for United States federal income tax purposes.

 MODIFICATION OF INDENTURE

         From time to time, the Company and the Debenture Trustee may, without the consent of any of the holders of the outstanding Exchange Junior Subordinated Debentures, amend, waive or supplement the provisions of the Indenture to: (i) evidence succession of another corporation or association to the Company and the assumption by such person of the obligations of the Company under the Exchange Junior Subordinated Debentures; (ii) add further covenants, restrictions or conditions for the protection of holders of the Exchange Junior Subordinated Debentures; (iii) cure ambiguities or correct the Exchange Junior Subordinated Debentures in the case of defects or inconsistencies in the provisions thereof, so long as any such cure or correction does not adversely affect the interest of the holders of the Exchange Junior Subordinated Debentures in any material respect; (iv) change the terms of the Exchange Junior Subordinated Debentures to facilitate the issuance of the Exchange Junior Subordinated Debentures in certificated or other definitive form; (v) evidence or provide for the appointment of a successor Debenture Trustee; or
(vi) qualify, or maintain the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Company and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of the Exchange Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of the Exchange Junior Subordinated Debentures, except that no such modification may, without the consent of the holder of each outstanding Exchange Junior Subordinated Debenture so affected, (i) change the Stated Maturity Date of the Exchange Junior Subordinated Debentures, or reduce the principal amount thereof, the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the currency in which, any such amount is payable or impair the right to institute suit for the enforcement of any Exchange Junior Subordinated Debenture or (ii) reduce the percentage of principal amount of Exchange Junior Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture. Furthermore, so long as any of the Exchange Capital Securities remain outstanding, no such modification may be made that adversely affects the holders of such Exchange Capital Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of the outstanding Exchange Capital Securities unless and until the principal of (and premium, if any, on) the Exchange Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

DEBENTURE EVENTS OF DEFAULT

         The Indenture provides that any one or more of the following described events with respect to the Exchange Junior Subordinated Debentures that has occurred and is continuing constitutes an "Event of Default" with respect to the Exchange Junior Subordinated Debentures:

                 (i) failure to pay any interest on the Exchange Junior Subordinated Debentures when due and payable, and continuance of such default for a period of 30 days (subject to the deferral of any due date in the case of an Extension Period); or

                 (ii) failure to pay any principal of or premium, if any, on the Exchange Junior Subordinated Debentures when due whether at maturity, upon redemption, by declaration of acceleration or otherwise; or

                 (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Company from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of the outstanding Exchange Junior Subordinated Debentures; or

                 (iv) certain events in bankruptcy, insolvency or reorganization of the Company.

         For purposes of the Trust Agreement and this Prospectus, each such Event of Default under the Indenture is referred to as a "Debenture Event of Default." As described in "Description of Exchange Securities -- Description of Exchange Capital Securities -- Events of Default; Notice," the occurrence of a Debenture Event of Default will also constitute an Event of Default in respect of the Trust Securities.

         The holders of at least a majority in aggregate principal amount of outstanding Exchange Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate principal amount of outstanding Exchange Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default, and, should the Debenture Trustee or such holders of Exchange Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the outstanding Capital Securities shall have such right. The holders of a majority in aggregate principal amount of outstanding Exchange Junior Subordinated Debentures may annul such declaration and waive the default if all defaults (other than the non-payment of the principal of Exchange Junior Subordinated Debentures which has become due solely by such acceleration) have been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. Should the holders of Exchange Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the outstanding Exchange Capital Securities shall have such right.

         The holders of at least a majority in aggregate principal amount of the outstanding Exchange Junior Subordinated Debentures affected thereby and the holders of a majority in aggregate Liquidation Amount of the Exchange Capital Securities issued by the Trust may waive any past default, except a default in the payment of principal (or premium, if any) or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Exchange Junior Subordinated Debenture affected thereby. See "-- Modification of Indenture." The Company is required to file annually with the Debenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Indenture.

         If a Debenture Event of Default occurs and is continuing, the Property Trustee will have the right to declare the principal of and the interest on the Exchange Junior Subordinated Debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Exchange Junior Subordinated Debentures.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF EXCHANGE CAPITAL SECURITIES

         If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay any amounts payable in respect of the Exchange Junior Subordinated Debentures on the date such amounts are otherwise payable, a registered holder of Exchange Capital Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of an amount equal to the amount payable in respect of Exchange Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities held by such holder (a "Direct Action"). The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all the Exchange Capital Securities. The Company will have the right under the Indenture to set-off any payment made to such holder of Exchange Capital Securities by the Company in connection with a Direct Action.

         The holders of the Exchange Capital Securities would not be able to exercise directly any remedies available to the holders of the Exchange Junior Subordinated Debentures except under the circumstances described in the preceding paragraph. See "Description of Exchange Securities -- Description of Exchange Capital Securities -- Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

         The Indenture provides that the Company may not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person may consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless (i) if the Company consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Company's obligations in respect of the Exchange Junior Subordinated Debentures; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would constitute a Debenture Event of Default, has occurred and is continuing; and
(iii) certain other conditions as prescribed in the Indenture are satisfied.

         The provisions of the Indenture do not afford holders of the Exchange Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Exchange Junior Subordinated Debentures.

SATISFACTION AND DISCHARGE

         The Indenture provides that when, among other things, all Exchange Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at the Stated Maturity Date within one year or (iii) are to be called for redemption within one year, and the Company deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Exchange Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity Date, as the case may be, then the Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Indenture.

SUBORDINATION

         The Exchange Junior Subordinated Debentures will be subordinate and junior in right of payment, to the extent set forth in the Indenture, to all Senior Indebtedness (as defined below) of the Company. If the Company defaults in the payment of any principal, premium, if any, or interest, if any, or any other amount payable on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for redemption or by declaration of acceleration or otherwise, then, unless and until such default has been cured or waived or has ceased to exist or all Senior Indebtedness has been paid, no direct or indirect payment (in cash, property, securities, by setoff or otherwise) may be made or agreed to be made on the Exchange Junior Subordinated Debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Exchange Junior Subordinated Debentures.

         As used herein, "Senior Indebtedness" means, whether recourse is to all or a portion of the assets of the Company and whether or not contingent,
(i) every obligation of the Company for money borrowed; (ii) every obligation of the Company evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of the Company with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the Company; (iv) every obligation of the Company issued or assumed as the deferred purchase price of property services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of the Company; (vi) every obligation of the Company for claims (as defined in Section 101(4) of the United States Bankruptcy Code of 1978, as amended) in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another person and all dividends of another person the payment of which, in either case, the Company has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise. At June 30, 1998, the Company had no outstanding Senior Indebtedness. Senior Indebtedness shall not include (i) any obligations which, by their terms, are expressly stated to rank pari passu in right of payment with, or to not be superior in right of payment to, the Exchange Junior Subordinated Debentures, (ii) any Senior Indebtedness of the Company which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company, (iii) any Senior Indebtedness of the Company to any of its subsidiaries, (iv) Senior Indebtedness to any executive officer or director of the Company, or (v) any indebtedness in respect of debt securities issued to any trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is a financing entity of the Company in connection with the issuance of such financing entity of securities that are similar to the Capital Securities.

         In the event of (i) certain events of bankruptcy, dissolution or liquidation relating to the Company, its creditors or its property, (ii) any proceeding for the liquidation, dissolution or other winding up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (iii) any assignment by the Company for the benefit of creditors or (iv) any other marshalling of the assets of the Company, all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of the Exchange Junior Subordinated Debentures. In such event, any payment or distribution on account of the Exchange Junior Subordinated Debentures, whether in cash, securities or other property, that would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Exchange Junior Subordinated Debentures will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) has been paid in full.

         In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the holders of Exchange Junior Subordinated Debentures, together with the holders of any obligations of the Company ranking on a parity with the Exchange Junior Subordinated Debentures, will be entitled to be paid from the remaining assets of the Company the amounts at the time due and owing on the Exchange Junior Subordinated Debentures and such other obligations before any payment or other distribution, whether in cash, property or otherwise, will be made on account of any capital stock or obligations of the Company ranking junior to the Exchange Junior Subordinated Debentures and such other obligations. If any payment or distribution on account of the Exchange Junior Subordinated Debentures of any character or any security, whether in cash, securities or other property, is received by the Debenture Trustee or any holder of any Exchange Junior Subordinated Debentures in contravention of any of the terms hereof and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full. By reason of such subordination, in the event of the insolvency of the Company, holders of Senior Indebtedness may receive more, ratably, and holders of the Exchange Junior Subordinated Debentures may receive less, ratably, than the other creditors of the Company. Such subordination will not prevent the occurrence of any Debenture Event of Default.

         The Indenture places no limitation on the amount of additional Senior Indebtedness that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness including Senior Indebtedness.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

         The Debenture Trustee, other than during the occurrence and continuance of a Debenture Event of Default, undertakes to perform only such duties as are specifically set forth in the Indenture, is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Exchange Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby and, after such Debenture Event of Default, must exercise the same degree of care and skill as a prudent person would in the conduct of his or her own affairs. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

         The Debenture Trustee also serves as the Property Trustee and the Guarantee Trustee. See "Description of Exchange Securities -- Description of Exchange Capital Securities -- Information Concerning the Property Trustee" and "-- Description of Exchange Guarantee -- Information Concerning the Guarantee Trustee."

         Bankers Trust Company, the Debenture Trustee, may serve from time to time as trustee under other indentures or trust agreements with the Company or its subsidiaries relating to other issues of their securities. In addition, the Company and certain of its affiliates may have other banking relationships with Bankers Trust Company and its affiliates.

RESTRICTIONS ON TRANSFER

         The Exchange Junior Subordinated Debentures will be issued, and may be transferred only, in blocks having an aggregate principal amount of not less than $100,000 (100 Exchange Junior Subordinated Debentures). Any such transfer of Exchange Junior Subordinated Debentures in a block having an aggregate principal amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Exchange Junior Subordinated Debentures for any purpose, including but not limited to the receipt of payments on such Exchange Junior Subordinated Debentures, and such transferee shall be deemed to have no interest whatsoever in such Exchange Junior Subordinated Debentures.

GOVERNING LAW

         The Indenture and the Junior Subordinated Debentures are governed by and construed in accordance with the laws of the State of New York.

                       DESCRIPTION OF EXCHANGE GUARANTEE

         The Exchange Guarantee will be executed and delivered by the Company concurrently with the issuance of the Exchange Capital Securities by the Trust for the benefit of the holders from time to time of the Exchange Capital Securities. The terms of the Exchange Guarantee are identical in all material respects to the terms of the Original Guarantee. Bankers Trust Company will act as Guarantee Trustee under the Exchange Guarantee. This summary of certain provisions of the Exchange Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Exchange Guarantee, including the definitions therein of certain terms. The Guarantee Trustee will hold the Exchange Guarantee for the benefit of the holders of the Exchange Capital Securities.

STATUS OF ORIGINAL GUARANTEE

         If not all the Original Capital Securities are exchanged for Exchange Capital Securities in the Exchange Offer, the Original Guarantee will not terminate, but will continue to guarantee the obligations of the Company for the benefit of the holders of Original Securities. The Original Guarantee will terminate upon full payment of the applicable Redemption Price of the Original Capital Securities, upon full payment of the Liquidation Amount payable upon liquidation of the Trust or upon distribution of Original Junior Subordinated Debentures to the holders of the Original Capital Securities. The Original Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Original Capital Securities must restore payment of any sums paid under the Original Capital Securities or the Original Guarantee.

GENERAL

         The Company will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Exchange Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Exchange Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Exchange
Guarantee: (i) any accumulated and unpaid Distributions required to be paid on such Exchange Capital Securities, to the extent that the Trust has funds on hand available therefor at such time; (ii) the Redemption Price with respect to any Exchange Capital Securities called for redemption, to the extent that the Trust has funds on hand available therefor at such time; and (iii) upon a voluntary or involuntary dissolution of the Trust (unless the Exchange Junior Subordinated Debentures are distributed to holders of the Exchange Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust has funds on hand available therefor at such time, and (b) the amount of assets of the Trust remaining available for distribution to holders of the Exchange Capital Securities on liquidation of the Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Exchange Capital Securities or by causing the Trust to pay such amounts to such holders.

         The Exchange Guarantee will be an irrevocable guarantee on a subordinated basis of the Trust's obligations under the Exchange Capital Securities, but will apply only to the extent that the Trust has funds sufficient to make such payments, and is not a guarantee of collection.

         If the Company does not make payments on the Exchange Junior Subordinated Debentures held by the Trust, the Trust will not be able to pay any amounts payable in respect of the Exchange Capital Securities and will not have funds legally available therefor. The Exchange Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness of the Company. See "-- Status of the Exchange Guarantee." The Exchange Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness, whether under the Indenture, any other indenture that the Company may enter into in the future or otherwise.

         The Company has, through the Exchange Guarantee, the Trust Agreement, the Exchange Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guaranteed all the Trust's obligations under the Exchange Capital Securities. No single document standing alone or operating in conjunction with fewer than all the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations in respect of the Exchange Capital Securities. See "Relationship Among the Exchange Capital Securities, the Exchange Junior Subordinated Debentures and the Exchange Guarantee."

STATUS OF THE EXCHANGE GUARANTEE

         The Exchange Guarantee will rank pari passu with the Original Guarantee, and will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Company in the same manner as the Exchange Junior Subordinated Debentures.

         The Exchange Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee Agreement without first instituting a legal proceeding against any other person or entity). The Exchange Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Exchange Capital Securities. The Exchange Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or distribution to the holders of the Exchange Capital Securities of the Exchange Junior Subordinated Debentures.

AMENDMENTS AND ASSIGNMENT

         Except with respect to any changes which do not materially adversely affect the rights of holders of the Exchange Capital Securities (in which case no vote will be required), the Exchange Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of the outstanding Exchange Capital Securities. The manner of obtaining any such approval will be as set forth under "Description of Exchange Securities -- Description of the Exchange Capital Securities -- Voting Rights; Amendment of Trust Agreement." All guarantees and agreements contained in the Exchange Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Capital Securities then outstanding.

EVENTS OF DEFAULT

         An event of default under the Exchange Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder, or to perform any non-payment obligation if such non-payment default remains unremedied for 30 days. The holders of not less than a majority in aggregate Liquidation Amount of the outstanding Exchange Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Exchange Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Exchange Guarantee.

         Any registered holder of Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

         The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Exchange Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

         The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of the Exchange Guarantee, undertakes to perform only such duties as are specifically set forth in the Exchange Guarantee and, after the occurrence of an event of default with respect to the Exchange Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Exchange Guarantee at the request of any holder of the Exchange Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

         The Guarantee Trustee also serves as the Property Trustee and the Debenture Trustee. See "Description of Exchange Securities -- Description of Exchange Capital Securities -- Information Concerning the Property Trustee" and "Description of Exchange Securities -- Description of Exchange Junior Subordinated Debentures -- Information Concerning the Debenture Trustee."

TERMINATION OF THE EXCHANGE GUARANTEE

         The Exchange Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the Exchange Capital Securities, upon full payment of the amounts payable with respect to the Exchange Capital Securities upon liquidation of the Trust or upon distribution of Exchange Junior Subordinated Debentures to the holders of the Exchange Capital Securities. The Exchange Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Exchange Capital Securities must restore payment of any sums paid under the Exchange Capital Securities or the Exchange Guarantee.

GOVERNING LAW

         The Exchange Guarantee will be governed by and construed in accordance with the laws of the State of New York.


                       DESCRIPTION OF ORIGINAL SECURITIES

         The terms of the Original Securities are identical in all materials respects to the Exchange Securities, except that (i) the Original Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the applicable Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances), (ii) the Exchange Capital Securities will not provide for any increase in the Distribution rate thereon and (iii) the Exchange Junior Subordinated Debentures will not provide for any liquidated damages thereon. The Original Securities provide that, if a registration statement relating to the Exchange Offer has not been declared effective by January 20, 1999, then liquidated damages will accrue at the rate of 0.25% per annum on the principal amount of the Original Junior Subordinated Debentures and Distributions will accrue at the rate of 0.25% per annum on the Liquidation Amount of the Original Capital Securities, for the period from the occurrence of such event until such time as such registration statement has been filed or declared effective, as the case may be. In addition, the Original Capital Securities provide that, if the Trust has not exchanged Exchange Capital Securities for all Original Capital Securities validly tendered by the 45th day after the date on which the registration statement is declared effective, the Distribution rate borne by the Original Capital Securities will increase by 0.25% per annum for the period from the occurrence of such event until such time as the Exchange Offer has been consummated. The Exchange Securities are not, and upon consummation of the Exchange Offer, the Original Securities will not be, entitled to any such additional interest or Distributions. Accordingly, holders of Original Capital Securities should review the information set forth under "Risk Factors -- Consequences of a Failure to Exchange Original Capital Securities" and "Description of Exchange Securities."

        RELATIONSHIP AMONG THE EXCHANGE CAPITAL SECURITIES, THE EXCHANGE
           JUNIOR SUBORDINATED DEBENTURES AND THE EXCHANGE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

         Payments of Distributions and other amounts due on the Exchange Capital Securities (to the extent the Trust has funds available for such payment) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of Exchange Securities -- Description of Exchange Guarantee." Taken together, the Company's obligations under the Exchange Junior Subordinated Debentures, the Indenture, the Trust Agreement and the Exchange Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Exchange Capital Securities. No single document standing alone or operating in conjunction with fewer than all the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations in respect of the Exchange Capital Securities. If and to the extent that the Company does not make payments on the Exchange Junior Subordinated Debentures, the Trust will not have sufficient funds to pay Distributions or other amounts due on the Exchange Capital Securities. The Exchange Guarantee does not cover payment of amounts payable with respect to the Exchange Capital Securities when the Trust does not have sufficient funds to pay such amounts. In such event, the remedy of a holder of the Exchange Capital Securities is to institute a legal proceeding directly against the Company for enforcement of payment of the Company's obligations under Exchange Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Exchange Capital Securities held by such holder.

         The obligations of the Company under the Exchange Junior Subordinated Debentures and the Exchange Guarantee are subordinate and junior in right of payment to all Senior Indebtedness.

SUFFICIENCY OF PAYMENTS

         As long as interest and principal payments are made when due on the Exchange Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments distributable on the Exchange Capital Securities, primarily because: (i) the aggregate principal amount of the Exchange Junior Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Trust Securities; (ii) the interest rate and interest and other payment dates on the Exchange Junior Subordinated Debentures will match the Distribution rate, Distribution Dates and other payment dates for the Exchange Capital Securities; (iii) the Company will pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to holders of the Trust Securities; and (iv) the Trust Agreement further provides that the Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

         Notwithstanding anything to the contrary in the Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder against and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Exchange Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF EXCHANGE CAPITAL SECURITIES

         A holder of any Exchange Capital Security may institute a legal proceeding directly against the Company to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity. See "Description of Exchange Securities -- Description of Exchange Guarantee."

         A default or event of default under any Senior Indebtedness of the Company would not constitute a default or Event of Default in respect of the Exchange Capital Securities. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness of the Company, the subordination provisions of the Indenture provide that no payments may be made in respect of the Exchange Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. See "Description of Exchange Securities -- Description of Exchange Junior Subordinated Debentures -- Subordination." Failure to make required payments on the Exchange Junior Subordinated Debentures would constitute a Debenture Event of Default under the Trust Agreement.

LIMITED PURPOSE OF TRUST

         The Exchange Capital Securities represent preferred undivided beneficial interests in the assets of the Trust, and the Trust exists for the sole purpose of issuing and selling the Trust Securities, using the proceeds from the sale of the Trust Securities to acquire the Original Junior Subordinated Debentures, exchanging the Original Capital Securities and the Original Junior Subordinated Debentures in the Exchange Offer, and engaging in only those other activities necessary, advisable or incidental thereto. A principal difference between the rights of a holder of an Exchange Capital Security and a holder of an Exchange Junior Subordinated Debenture is that a holder of an Exchange Junior Subordinated Debenture is entitled to receive from the Company payments on Exchange Junior Subordinated Debentures held, while a holder of Exchange Capital Securities is entitled to receive Distributions or other amounts distributable with respect to the Exchange Capital Securities from the Trust (or from the Company under the Exchange Guarantee) only if and to the extent the Trust has funds available for the payment of such Distributions.

RIGHTS UPON DISSOLUTION

         Upon any voluntary or involuntary dissolution of the Trust, other than any such dissolution involving the distribution of the Exchange Junior Subordinated Debentures, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Exchange Capital Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of Exchange Securities -- Description of Exchange Capital Securities -- Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Trust, as registered holder of the Exchange Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated and junior in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of all amounts payable with respect to the Exchange Junior Subordinated Debentures before any shareholders of the Company receive payments or distributions. Since the Company is the guarantor under the Exchange Guarantee and has agreed under the Indenture to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of the Trust Securities), the positions of a holder of the Exchange Capital Securities and a holder of such Exchange Junior Subordinated Debentures relative to other creditors and to shareholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following discussion summarizes the principal material United States federal income tax consequences of an exchange of Original Capital Securities for Exchange Capital Securities and of the ownership and disposition of the Capital Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder, and administrative and judicial interpretations thereof, each as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

         Hogan & Hartson L.L.P., Washington D.C., in its capacity as special tax counsel to the Company ("Tax Counsel"), has reviewed this summary and is of the opinion that, to the extent that it constitutes matters of law or purports to describe certain provisions of the U.S. federal income tax laws, it is a correct summary in all material respects of the matters discussed therein. In connection with the issuance of the Junior Subordinated Debentures and the Capital Securities, Tax Counsel also rendered the opinion described under "-- Characterization of the Issuer Trust." The opinions of Tax Counsel are not binding on the Internal Revenue Service (the "IRS") or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought from the IRS with respect to the transactions described herein. Accordingly, there can be no assurance that the IRS will not challenge the opinions described herein or that a court would not sustain such a challenge.

         Except as otherwise stated, this summary deals only with the Capital Securities held as a capital asset by a beneficial owner who or which (i) purchased the Original Capital Securities upon original issuance at their original offering price and (ii) is a US Holder (as defined below). This summary does not address all the tax consequences that may be relevant to a US Holder, nor does it address the tax consequences, except as stated below, to holders that are not US Holders ("Non-US Holders") or to holders that may be subject to special tax treatment (such as banks, thrift institutions, real estate investment trusts, regulated investment companies, insurance companies, brokers and dealers in securities or currencies, certain securities traders, other financial institutions, tax-exempt organizations, persons holding the Capital Securities as a position in a "straddle," or as part of a "synthetic security," "hedging," as part of a "conversion" or other integrated investment, persons having a functional currency other than the U.S. Dollar and certain United States expatriates). Further, this summary does not address (a) the income tax consequences to shareholders in, or partners or beneficiaries of, a holder of the Capital Securities, (b) the United States federal alternative minimum tax consequences of the purchase, ownership or disposition of the Capital Securities, or (c) any state, local or foreign tax consequences of the purchase, ownership and disposition of Capital Securities.

         A "US Holder" generally is a holder of the Capital Securities who or which is (i) a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for income tax purposes, (ii) a corporation or partnership created or organized (or treated as created or organized for income tax purposes) in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in its gross income for United States federal income tax purposes without regard to its source, or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more United States persons have the authority to control all substantial decisions of the trust.


         HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF AN EXCHANGE OF ORIGINAL CAPITAL SECURITIES FOR EXCHANGE CAPITAL SECURITIES AND OF THE OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

EXCHANGE OF EXCHANGE CAPITAL SECURITIES

         The exchange of Original Capital Securities for Exchange Capital Securities should not be a taxable event to holders for U.S. federal income tax purposes. The exchange of Original Capital Securities for Exchange Capital Securities pursuant to the Exchange Offer should not be treated as an "exchange" for U.S. federal income tax purposes because the Exchange Capital Securities should not be considered to differ materially in kind or extent from the Original Capital Securities and because the exchange will occur by operation of the terms of the Original Capital Securities. Accordingly, the Exchange Capital Securities should have the same issue price as the Original Capital Securities, and a holder should have the same adjusted tax basis and holding period in the Exchange Capital Securities immediately after the exchange as the holder had in the Original Capital Securities immediately before the exchange.

US HOLDERS

         Characterization of the Issuer Trust. In connection with the issuance of the Original Capital Securities, Tax Counsel rendered its opinion generally to effect that, under then current law and based on the representations, facts and assumptions set forth in this Prospectus, and assuming full compliance with the terms of the Trust Agreement (and other relevant documents), and based on certain assumptions and qualifications referenced in the opinion, the Issuer Trust will be characterized for United States federal income tax purposes as a grantor trust and will not be characterized as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of the Capital Securities generally will be considered the owner of an undivided interest in the Junior Subordinated Debentures owned by the Issuer Trust, and each US Holder will be required to include all income or gain recognized for United States federal income tax purposes with respect to its allocable share of the Junior Subordinated Debentures on its own income tax return.

         Characterization of the Junior Subordinated Debentures. The Company intends to take the position that, under current law, the Junior Subordinated Debentures constitute indebtedness for United States federal income tax purposes. The Company, the Issuer Trust and the holders of the Capital Securities (by acceptance of a beneficial interest in a Capital Security) agree to treat the Junior Subordinated Debentures as indebtedness of the Company and the Capital Securities as evidence of a beneficial ownership interest in the Junior Subordinated Debentures. No assurance can be given, however, that such position will not be challenged by the IRS or, if challenged, that such challenge will not be successful. The remainder of this discussion assumes that the Junior Subordinated Debentures will be classified as indebtedness of the Company for United States federal income tax purposes.


         Interest Income and Original Issue Discount. Under the terms of the Junior Subordinated Debentures, the Company has the ability to defer payments of interest from time to time by extending the interest payment period for a period not exceeding 10 consecutive semi-annual periods, but not beyond the Stated Maturity. Treasury regulations under Section 1273 of the Code provide that debt instruments like the Junior Subordinated Debentures will not be considered issued with original issue discount ("OID") by reason of certain contingencies such as the Company's ability to defer payments of interest.



         The Company has concluded, and this discussion assumes, that, as of the date of this Prospectus, the likelihood of deferring payments of interest under the terms of the Junior Subordinated Debentures is "remote" within the meaning of the applicable Treasury regulations, in part because exercising that option would prevent the Company from declaring dividends on its stock and would prevent the Company from making any payments with respect to debt securities that rank pari passu with or junior to the Junior Subordinated Debentures. Therefore, the Company intends to treat the Junior Subordinated Debentures as not issued with OID by reason of the Company's deferral option. Under such treatment, stated interest on the Junior Subordinated Debentures will generally be taxable to a US Holder as ordinary income when paid or accrued in accordance with that holder's method of accounting for income tax purposes. It should be noted, however, that these Treasury regulations have not yet been interpreted in any rulings or any other published authorities of the IRS. Accordingly, it is possible that the IRS could take a position contrary to the interpretation described herein.


         In the event the Company exercises its option to defer payments of interest, the Junior Subordinated Debentures would be treated as redeemed and reissued for OID purposes and the sum of the remaining interest payments (and any de minimis OID) on the Junior Subordinated Debentures would thereafter be treated as OID, which would accrue, and be includible in a US Holder's taxable income, on an economic accrual basis (regardless of the US Holder's method of accounting for income tax purposes) over the remaining term of the Junior Subordinated Debentures (including any period of interest deferral), without regard to the timing of payments under the Junior Subordinated Debentures. (Subsequent distributions of interest on the Junior Subordinated Debentures generally would not be taxable.) Consequently, during any period of interest deferral, US Holders will include OID in gross income in advance of the receipt of cash, and a US Holder that disposes of a Capital Security prior to the record date for payment of distributions on the Junior Subordinated Debentures following that period will be subject to income tax on OID accrued through the date of disposition (and not previously included in income), but will not receive cash from the Issuer Trust with respect to the OID.

         If the possibility of the Company's exercise of its option to defer payments of interest is not remote, the Junior Subordinated Debentures would be treated as initially issued with OID in an amount equal to the aggregate stated interest (plus any de minimis OID) over the term of the Junior Subordinated Debentures. That OID would generally be includible in a US Holder's taxable income, over the term of the Junior Subordinated Debentures, on an economic accrual basis.



         Characterization of Income. Because the income underlying the Capital Securities will not be characterized as dividends for income tax purposes, corporate holders of the Capital Securities will not be entitled to a dividends received deduction for any income recognized with respect to the Capital Securities.

         Market Discount and Bond Premium. Under certain circumstances, holders of the Capital Securities may be considered to have acquired their undivided interests in the Junior Subordinated Debentures with market discount or acquisition premium (as each phrase is defined for United States federal income tax purposes). Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the Capital Securities.

         Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the Issuer Trust. Under certain circumstances described herein (See "Description of the Capital Securities -- Liquidation Distribution Upon Dissolution"), the Issuer Trust may distribute the Junior Subordinated Debentures to holders in exchange for the Capital Securities and in liquidation of the Issuer Trust. Except as discussed below, such a distribution would not be a taxable event for United States federal income tax purposes, and each US Holder would have an aggregate adjusted basis in its Junior Subordinated Debentures for United States federal income tax purposes equal to such holder's aggregate adjusted basis in its Capital Securities. For United States federal income tax purposes, a US Holder's holding period in the Junior Subordinated Debentures received in such a liquidation of the Issuer Trust would include the period during which the Capital Securities were held by the holder. A holder would accrue interest in respect of the Junior Subordinated Debentures received from the Issuer Trust in the manner described above under "-- Interest Income and Original Issue Discount." If, however, the relevant event is a Tax Event which results in the Issuer Trust being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to US Holders of the Capital Securities for United States federal income tax purposes, and the US Holder's holding period in the Junior Subordinated Debentures would begin at the date such Junior Subordinated Debentures were received.

         Under certain circumstances described herein (see "Description of the Capital Securities"), the Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Capital Securities. Such a redemption would be taxable for United States federal income tax purposes, and a US Holder would recognize gain or loss as if it had sold the Capital Securities for cash. See "-- Sales of Capital Securities" below.

         Sales of Capital Securities. A US Holder that sells Capital Securities will recognize gain or loss equal to the difference between its adjusted basis in the Capital Securities and the amount realized on the sale of such Capital Securities. A US Holder's adjusted basis in the Capital Securities generally will be its initial purchase price, increased by OID (if any) previously included (or currently includible) in such holder's gross income to the date of disposition, and decreased by payments received on the Capital Securities (other than any interest received with respect to the period prior to the effective date of the Company's first exercise of its option to defer payments of interest). Any such gain or loss generally will be capital gain or loss, and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year prior to the date of disposition. Tax rates on capital gains received by individual US Holders vary depending on each US Holder's income and holding period for the Capital Securities. US Holders who are individuals should contact their own tax advisors for more information or for the capital gains rate applicable to a specific Capital Security.

         A holder who disposes of his Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest (or OID) on the Junior Subordinated Debentures through the date of disposition in its taxable income for United States federal income tax purposes (notwithstanding that the holder may receive a separate payment from the purchaser with respect to accrued interest), and to deduct that amount from the sales proceeds received (including the separate payment, if any, with respect to accrued interest) for the Capital Securities (or as to OID only, to add such amount to such holder's adjusted tax basis in its Capital Securities). To the extent the selling price is less than the holder's adjusted tax basis (which will include accrued but unpaid OID, if any), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

PENDING TAX LITIGATION AFFECTING THE CAPITAL SECURITIES

         Recently, a taxpayer filed a petition in the United States Tax Court contesting the IRS' proposed disallowance of interest deductions that taxpayer claimed in respect of securities issued in 1993 and 1994 that are, in some respects, similar to the Capital Securities. (Enron Corp. v. Commissioner, Docket No. 6149-98, filed April 1, 1998). It is possible that an adverse decision by the Tax Court concerning the deductibility of such interest could give rise to a Tax Event. Such a Tax Event would give the Company the right to redeem the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures -- Redemption" and "Description of Capital Securities -- Liquidation Distribution Upon Dissolution."

NON-US HOLDERS

           The following discussion applies to a Non-US Holder.

         Payments to a holder of a Capital Security which is a Non-US Holder will generally not be subject to withholding of income tax, provided that (a) the beneficial owner of the Capital Security does not (directly or indirectly, actually or constructively) own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the beneficial owner of the Capital Security is not a controlled foreign corporation that is related to the Company through stock ownership, and (c) either (i) the beneficial owner of the Capital Securities certifies to the Issuer Trust or its agent, under penalties of perjury, that it is a Non-US Holder and provides its name and address, or (ii) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Capital Security in such capacity, certifies to the Issuer Trust or its agent, under penalties of perjury, that such a statement has been received from the beneficial owner by it or by another Financial Institution between it and the beneficial owner in the chain of ownership, and furnishes the Issuer Trust or its agent with a copy thereof.

         A Non-US Holder of a Capital Security will generally not be subject to withholding of income tax on any gain realized upon the sale or other disposition of a Capital Security.

         As discussed above, changes in law affecting the income tax consequences of the Junior Subordinated Debentures are possible, and could adversely affect the ability of the Company to deduct interest payable on the Junior Subordinated Debentures. Such changes could also cause the Junior Subordinated Debentures to be classified as equity (rather than indebtedness) of the Company for United

States federal income tax purposes and, thus, might cause the income derived from the Junior Subordinated Debentures to be characterized as dividends, generally subject to a 30% income tax (on a withholding basis) when paid to a Non-US Holder, rather than as interest which, as discussed above, is generally exempt from income tax in the hands of a Non-US Holder.

         A Non-US Holder that holds the Capital Securities in connection with the active conduct of a United States trade or business will be subject to income tax on all income and gains recognized with respect to its proportionate share of the Junior Subordinated Debentures in the same manner as if it were a US Holder.

INFORMATION REPORTING

         In general, information reporting requirements will apply to payments made on, and proceeds from the sale of, the Capital Securities held by a noncorporate US Holder within the United States. In addition, payments made on, and payments of the proceeds from the sale of, the Capital Securities to or through the United States office of a broker or through certain U.S.-related financial intermediaries are subject to information reporting unless the holder thereof certifies as to its Non-United States status or otherwise establishes an exemption from information reporting and backup withholding. See "-- Backup Withholding." Taxable income on the Capital Securities for a calendar year should be reported to US Holders on the appropriate forms by the following January 31st.

BACKUP WITHHOLDING

         Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification or exemption requirements. Any amounts so withheld will be allowed as a credit against the holder's income tax liability, or refunded, provided the required information is provided to the IRS.

         The preceding discussion is only a summary and does not address all the consequences to a particular holder of an exchange of Original Capital Securities for Exchange Capital Securities and of the ownership and disposition of the Capital Securities. Potential holders of the Capital Securities are urged to contact their own tax advisors to determine their particular tax consequences.

                              ERISA CONSIDERATIONS

         Each of the Company (the obligor with respect to the Exchange Junior Subordinated Debentures held by the Trust), and its affiliates and the Property Trustee may be considered a "party in interest" (within the meaning of ERISA) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to many Plans. The purchase and/or holding of Exchange Capital Securities by a Plan with respect to which the Company, the Property Trustee or any affiliate is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Exchange Capital Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (an exemption for transactions involving certain insurance company general accounts) or PTCE 96-23 (an exemption for certain transactions determined by an in-house asset manager). In addition, a Plan fiduciary considering the purchase of Exchange Capital Securities should be aware that the assets of the Trust may be considered "plan assets" for ERISA purposes. In such event, the Property Trustee, as well as any other persons exercising discretion with respect to the Exchange Junior Subordinated Debentures, may become fiduciaries, parties in interest or disqualified persons with respect to investing Plans. In order to avoid certain prohibited transactions under ERISA and the Code that could thereby result, each investing Plan, by purchasing the Exchange Capital Securities, will be deemed to have directed the Trust to invest in the Exchange Junior Subordinated Debentures and to have consented to the appointment of the Property Trustee. In this regard, it should be noted that, in an Event of Default, the Company may not remove the Property Trustee without the approval of a majority of the holders of the Exchange Capital Securities.

         A Plan fiduciary should consider whether the purchase of Exchange Capital Securities could result in a delegation of fiduciary authority to the Property Trustee, and, if so, whether such a delegation of authority is permissible under the Plan's governing instrument or any investment management agreement with the Plan.

         THE SALE OF INVESTMENTS TO PLANS IS IN NO RESPECT A REPRESENTATION BY THE TRUST, THE CORPORATION, THE PROPERTY TRUSTEE, THE INITIAL PURCHASER OR ANY OTHER PERSON ASSOCIATED WITH THE SALE OF THE EXCHANGE CAPITAL SECURITIES THAT SUCH SECURITIES MEET RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT SUCH SECURITIES ARE OTHERWISE APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN. ANY PURCHASER PROPOSING TO ACQUIRE EXCHANGE CAPITAL SECURITIES WITH ASSETS OF ANY PLAN SHOULD CONSULT WITH ITS COUNSEL.

                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities where such Original Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Trust and the Company have agreed that, starting on the Expiration Date and ending on the close of business on the 180th day following the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, for a period of 180 days after the Expiration Date, all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.

         The Trust and the Company will not receive any proceeds from any sale of Exchange Capital Securities by broker-dealers. Exchange Capital Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions, in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Capital Securities. Any broker-dealer that resells Exchange Capital Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of Exchange Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         For a period of 180 days after the Expiration Date, the Trust and the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Trust and the Company have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Capital Securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Exchange Capital Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                        VALIDITY OF EXCHANGE SECURITIES


         The validity of the Exchange Guarantee and the Exchange Junior Subordinated Debentures will be passed upon for the Company by Hogan & Hartson L.L.P., Washington, D.C. Certain matters of Delaware law relating to the validity of the Exchange Capital Securities will be passed upon on behalf of the Trust by Morris, James, Hitchens & Williams, special Delaware counsel to the Trust. Certain matters relating to U.S. federal income tax considerations will be passed upon for the Company by Hogan & Hartson L.L.P., Washington, D.C.


                              INDEPENDENT AUDITORS

         The consolidated financial statements of the Company and its subsidiaries included in the Company's 1997 Annual Report on Form 10-K have been audited by PricewaterhouseCoopers LLP, independent auditors, as set forth in their report thereon included therein in, and have been incorporated herein by reference.

================================================================================
         NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THIS EXCHANGE OFFER AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE TRUST. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE COMPANY OR THE TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS
DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON
MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO
WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                ------------------------------------------------

                               TABLE OF CONTENTS


                Page
                ----
Available Information . . . . . . . . . . . . .   1
Summary . . . . . . . . . . . . . . . . . . . .   2
Selected Consolidated Financial Data  . . . . .   9
Risk Factors  . . . . . . . . . . . . . . . . .  10
BSB Bancorp, Inc..  . . . . . . . . . . . . . .  20
BSB Capital Trust I . . . . . . . . . . . . . .  22
Use of Proceeds . . . . . . . . . . . . . . . .  22
Ratios of Earnings to Combined Fixed
  Charges   . . . . . . . . . . . . . . . . . .  23
Accounting Treatment  . . . . . . . . . . . . .  23
Capitalization  . . . . . . . . . . . . . . . .  24
The Exchange Offer  . . . . . . . . . . . . . .  25
Description of Exchange Securities  . . . . . .  35
Description of Original Securities  . . . . . .  61
Relationship Among the Exchange Capital
  Securities, the Exchange Junior
  Subordinated Debentures and the
  Exchange Guarantee  . . . . . . . . . . . . .  62
Certain Federal Income Tax Consequences . . . .  63
ERISA Considerations  . . . . . . . . . . . . .  68
Plan of Distribution  . . . . . . . . . . . . .  69
Independent Auditors  . . . . . . . . . . . . .  70
Validity of Exchange Securities . . . . . . . .  70

================================================================================

================================================================================
                                  $30,000,000



                              BSB CAPITAL TRUST I


                             OFFER TO EXCHANGE ITS

                       8.125% EXCHANGE CAPITAL SECURITIES

           (LIQUIDATION AMOUNT $1,000 PER EXCHANGE CAPITAL SECURITY)

          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

                       FOR ANY AND ALL OF ITS OUTSTANDING

                       8.125% ORIGINAL CAPITAL SECURITIES

           (LIQUIDATION AMOUNT $1,000 PER ORIGINAL CAPITAL SECURITY)

                          UNCONDITIONALLY GUARANTEED,
                            AS DESCRIBED HEREIN, BY

                               BSB BANCORP, INC.



      -------------------------------------------------------------------
                                    PROSPECTUS

      -------------------------------------------------------------------





                                October  , 1998



================================================================================

                                   PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        As authorized by Section 145 of the Delaware General Company Law, the Company may indemnify its directors and officers against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which the director or officer is involved by reason of the fact that he is or was a director or officer of the Company if he acted in good faith and in the manner that he reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the Company, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable to the Company unless a court determines otherwise.

        Article 8 of the Company's Bylaws requires that the Company indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed legal proceeding (other than an action by or in right of the Company) by reason of the fact that such person is or was a director, officer, trustee, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, trustee, employee, or agent of another corporation, association, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such person in connection with such legal proceeding, if such person acted in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal legal proceeding, had no reasonable cause to believe that such conduct was unlawful. The Company is also required to indemnify any such person in connection with a legal proceeding brought by or in the right of the Company to procure a judgment in the Company's favor by reason of such person's connection to the Company, against such expenses incurred by such person in connection with the defense or settlement of such legal proceeding if such person acted in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of the Company. No such indemnification shall be made against expenses in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company or against amounts paid in settlement unless and only to the extent that there is a determination that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses or amounts paid in settlement. The Company is permitted to advance expenses incurred by such person in advance of the final disposition of such legal proceeding upon the receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification from the Company.

        The Company also has the power to purchase and maintain insurance on behalf of its directors, officers, trustees, employees and agents and persons serving in such capacities with other entities at the Company's request. The Company has a policy of liability insurance covering its directors and officers, the effect of which is to reimburse the directors and officers of the Company against certain damages and expenses resulting from certain claims made against them caused by their negligent act, error or omission.

        The foregoing indemnity and insurance provisions have the effect of reducing directors' and officers' exposure to personal liability for actions taken in connection with their respective positions.

ITEM 21.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
            -------------------------------------------

3.1     Certificate of Trust of BSB Capital Trust I, dated as of June 3, 1997. *

3.2     Trust Agreement of BSB Capital Trust I, dated as of July 16, 1998. *

3.3     Amended and Restated Trust Agreement, among BSB Bancorp, Inc., Bankers
        Trust Company and Bankers Trust Company (Delaware), dated as of July
        24, 1998. *

4.1     Junior Subordinated Indenture, between BSB Bancorp, Inc. and Bankers
        Trust Company, dated as of July 24, 1998. *

4.2     Form of Certificate of Exchange Junior Subordinated Debentures.

4.3     Certificate of Trust of BSB Capital Trust I, dated as of June 3, 1997
        (filed as Exhibit 3.1 hereto). *

4.4     Trust Agreement of BSB Capital Trust I, dated as of July 16, 1998
        (filed as Exhibit 3.2 hereto). *

4.5     Amended and Restated Trust Agreement, among BSB Bancorp, Inc., Bankers
        Trust Company and Bankers Trust Company (Delaware), dated as of July
        24, 1998 (filed as Exhibit 3.3 hereto). *

4.6     Form of Exchange Capital Security Certificate.

4.7     Guarantee Agreement, dated as of July 24, 1998, between BSB Bancorp,
        Inc. and Bankers Trust Company. *

4.8     Registration Rights Agreement, dated July 24, 1998, among BSB Bancorp,
        Inc., BSB Capital Trust I and Keefe, Bruyette & Woods, Inc. *

4.9 Form of Exchange Guarantee Agreement by BSB Bancorp, Inc. for the benefit of the holders of Exchange Capital Securities. *

5.1 Opinion of Hogan & Hartson L.L.P. as to the validity of the securities registered hereunder (including the consent of that firm).

5.2 Opinion of Morris, James, Hitchens & Williams as to the validity of the Exchange Capital Securities (including the consent of that firm).

8 Opinion of Hogan & Hartson L.L.P. as to certain federal income tax matters (including the consent of that firm).

10      Purchase Agreeement, dated July 21, 1998, among BSB Bancorp, Inc., the
        Trust and Keefe, Bruyette & Woods, Inc. *

12      Computation of ratio of earnings to combined fixed charges.

21      Subsidiaries of BSB Capital Trust I. *

23.1    Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 5.1 and
        Exhibit 8).

23.2    Consent of Morris, James, Hitchens & Williams (included as part of
        Exhibit 5.2).

23.3    Consent of PricewaterhouseCoopers LLP.

24 Power of Attorney (incorporated herein by reference from the signature page of the Registration Statement on Form S-4 filed by BSB Bancorp, Inc. and BSB Capital Trust I on September 25, 1998).

25 Form T-1 Statement of Eligibility of Bankers Trust Company to act as trustee. *

99.1    Form of Letter of Transmittal. *

99.2    Form of Notice of Guaranteed Delivery. *

99.3    Form of Exchange Agent Agreement. *

99.4 Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees. *

99.5    Form of Client Letter. *
----------------
*       Previously filed.

ITEM 22.    UNDERTAKINGS.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in Binghamton, New York on October 15, 1998.


BSB BANCORP, INC.                               BSB CAPITAL TRUST I

By:  /s/  Alex S. DePersis                      By:  /s/  Alex S. DePersis
     -------------------------------------           ---------------------------
     Alex S. DePersis                                Alex S. DePersis,
     President and Chief Executive Officer           as Administrator

                                                By:  /s/ Larry G. Denniston
                                                     ---------------------------
                                                     Larry G. Denniston,
                                                     as Administrator


        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on October 15, 1998.



Signature                                      Title
---------                                      -----

/s/  Alex S. DePersis      President, Chief Executive Officer and Director
------------------------   (Principal Executive Officer)
Alex S. DePersis

/s/ Edward R. Andrejko     Senior Vice President and Chief Financial Officer
------------------------   (Principal Financial and Accounting Officer)
Edward R. Andrejko

    Ferris G. Akel *       Director        William H. Rincker *       Director
------------------------               ------------------------
Ferris G. Akel                         William H. Rincker

    Robert W. Allen *      Director        Thomas L. Thorn *          Director
------------------------               ------------------------
Robert W. Allen                        Thomas L. Thorn

    William C. Craine *    Director        Mark T. O'Neil, Jr. *      Director
------------------------               ------------------------
William C. Craine                      Mark T. O'Neil, Jr.


------------------------   Director
Thomas F. Kelley


------------------------   Director
Herbert R. Levine

    David A. Niermeyer *
------------------------
David A. Niermeyer         Director




/s/ Larry G. Denniston
------------------------
* By power of attorney
  Larry G. Denniston

                                  EXHIBIT INDEX


EXHIBIT NO.                     EXHIBITS                      PAGE NO.
-----------                     --------                      --------


3.1    Certificate of Trust of BSB Capital Trust I, dated as of June 3, 1997. *

3.2    Trust Agreement of BSB Capital Trust I, dated as of July 16, 1998. *

3.3    Amended and Restated Trust Agreement, among BSB Bancorp, Inc., Bankers
       Trust Company and Bankers Trust Company (Delaware), dated as of July 24,
       1998. *

4.1    Junior Subordinated Indenture, between BSB Bancorp, Inc. and Bankers
       Trust Company, dated as of July 24, 1998. *

4.2    Form of Certificate of Exchange Junior Subordinated Debentures.

4.3    Certificate of Trust of BSB Capital Trust I, dated as of June 3, 1997
       (filed as Exhibit 3.1 hereto). *

4.4    Trust Agreement of BSB Capital Trust I, dated as of July 16, 1998
       (filed as Exhibit 3.2 hereto). *

4.5    Amended and Restated Trust Agreement, among BSB Bancorp, Inc., Bankers
       Trust Company and Bankers Trust Company (Delaware), dated as of July 24,
       1998 (filed as Exhibit 3.3 hereto). *

4.6    Form of Exchange Capital Security Certificate.

4.7    Guarantee Agreement, dated as of July 24, 1998, between BSB Bancorp, Inc.
       and Bankers Trust Company. *

4.8    Registration Rights Agreement, dated July 24, 1998, among BSB Bancorp,
       Inc., BSB Capital Trust I and Keefe, Bruyette & Woods, Inc. *

4.9 Form of Exchange Guarantee Agreement by BSB Bancorp, Inc. for the benefit of the holders of Exchange Capital Securities. *

5.1 Opinion of Hogan & Hartson L.L.P. as to the validity of the securities registered hereunder (including the consent of that firm).

5.2 Opinion of Morris, James, Hitchens & Williams as to the validity of the Exchange Capital Securities (including the consent of that firm).

8 Opinion of Hogan & Hartson L.L.P. as to certain federal income tax matters (including the consent of that firm).

10     Purchase Agreeement, dated July 21, 1998, among BSB Bancorp, Inc., the
       Trust and Keefe, Bruyette & Woods, Inc. *

12     Computation of ratio of earnings to combined fixed charges.

21     Subsidiaries of BSB Capital Trust I. *

23.1   Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 5.1 and
       Exhibit 8).

23.2   Consent of Morris, James, Hitchens & Williams (included as part of
       Exhibit 5.2).

23.3   Consent of PricewaterhouseCoopers LLP.

24 Power of Attorney (incorporated herein by reference from the signature page of the Registration Statement on Form S-4 filed by BSB Bancorp, Inc.
       and BSB Capital Trust I on September 25, 1998).

25 Form T-1 Statement of Eligibility of Bankers Trust Company to act as trustee. *

99.1   Form of Letter of Transmittal. *

99.2   Form of Notice of Guaranteed Delivery. *

99.3   Form of Exchange Agent Agreement. *

99.4   Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and
       Other Nominees. *

99.5   Form of Client Letter. *
----------------
*      Previously filed.